Exhibit 10.9

Execution Version

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

BLUE MOUNTAIN MIDSTREAM LLC

Dated as of July 1, 2018

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
BLUE MOUNTAIN MIDSTREAM LLC

TABLE OF CONTENTS

Page

ARTICLE 1. ORGANIZATION	2
Section 1.1	Formation2
Section 1.2	Name2
Section 1.3	Business of the Company2
Section 1.4	Location of Principal Place of Business2
Section 1.5	Registered Agent2
Section 1.6	Term2
ARTICLE 2. DEFINITIONS	2
Section 2.1	Definitions2
Section 2.2	Rules of Interpretation14
ARTICLE 3. CAPITALIZATION	14
Section 3.1	Units; Initial Capitalization; Schedule of Members14
Section 3.2	Authorization and Issuance of Additional Units16
Section 3.3	Capital Contributions17
Section 3.4	No Interest on Capital Contributions17
Section 3.5	Withdrawal and Return of Capital Contributions17
Section 3.6	Capital Accounts17
ARTICLE 4. ALLOCATION OF NET INCOME AND NET LOSS	18
Section 4.1	Allocations of Net Income and Net Losses18
Section 4.2	Special Allocations18
Section 4.3	Allocations for Income Tax Purposes19
Section 4.4	Income Tax Allocations with Respect to Depletable Properties20
Section 4.5	Tax Withholding and Entity-Level Taxes21
Section 4.6	Allocations to Transferred Interests22
ARTICLE 5. DISTRIBUTIONS	22
Section 5.1	Distributions22
Section 5.2	Successors22
Section 5.3	Distributions In-Kind22
Section 5.4	Tax Distributions23
ARTICLE 6. BOOKS OF ACCOUNT, RECORDS AND REPORTS, FISCAL YEAR, TAX MATTERS	24
Section 6.1	Books and Records24
Section 6.2	Annual Reports24
Section 6.3	Tax Elections and Determinations24

i

Section 6.4	Fiscal Year25
Section 6.5	Tax Matters Partner25
Section 6.6	Amended Returns25
ARTICLE 7. POWERS, RIGHTS AND DUTIES OF THE MEMBERS	25
Section 7.1	Limitations25
Section 7.2	Liability25
Section 7.3	Priority26
Section 7.4	Member Standard of Care26
ARTICLE 8. MANAGEMENT	26
Section 8.1	Management26
Section 8.2	Board of Managers26
Section 8.3	Officers29
Section 8.4	Existence and Good Standing30
Section 8.5	Investment Company Act31
Section 8.6	Indemnification of the Managers, Officers and Agents31
Section 8.7	Certain Costs and Expenses31
ARTICLE 9. TRANSFERS OF INTEREST BY MEMBERS; PRE-EMPTIVE RIGHTS; IPO CONVERSION; REpurchase rights; conversion rights	31
Section 9.1	Restrictions on Transfers of Interests by Members31
Section 9.2	Transfer of Interest of Members32
Section 9.3	Further Requirements33
Section 9.4	Consequences of Transfers Generally34
Section 9.5	Capital Account; Interests35
Section 9.6	Additional Filings35
Section 9.7	Drag-Along Rights35
Section 9.8	Tag-Along Rights38
Section 9.9	Qualified Public Offering40
Section 9.10	Pre-emptive Rights42
Section 9.11	Registration Rights44
Section 9.12	Specific Performance44
Section 9.13	Termination and Survival of Certain Provisions Following Qualified Public Offering44
Section 9.14	Repurchase Rights45
Section 9.15	Conversion Rights46
Section 9.16	Appraisal Rights47
ARTICLE 10. RESIGNATION OF MEMBERS; TERMINATION OF COMPANY; LIQUIDATION AND DISTRIBUTION OF ASSETS	47
Section 10.1	Resignation of Members47
Section 10.2	Dissolution of Company48
Section 10.3	Distribution in Liquidation48
Section 10.4	Final Reports49
Section 10.5	Rights of Members49
Section 10.6	Deficit Restoration50

ii

Section 10.7	Termination50
ARTICLE 11. NOTICES AND CONSENT OF MEMBERS	50
Section 11.1	Notices50
Section 11.2	Member Consents and Approvals50
ARTICLE 12. AMENDMENT OF AGREEMENT	50
Section 12.1	Amendments50
Section 12.2	Amendment of Certificate51
ARTICLE 13. MISCELLANEOUS	51
Section 13.1	Entire Agreement51
Section 13.2	Governing Law51
Section 13.3	Severability51
Section 13.4	Effect51
Section 13.5	Captions51
Section 13.6	Counterparts51
Section 13.7	Waiver of Partition52
Section 13.8	Waiver of Judicial Dissolution52
Section 13.9	Waiver of Trial by Jury52
Section 13.10	Consent to Jurisdiction52
Section 13.11	Tax Status of Company52

Schedule I-Schedule of Members

Schedule II-Initial Officers

Exhibit A-Incentive Plan

Exhibit B -Form of Certificate

Exhibit C-Registration Rights

Annex I-Conversion Procedures

iii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

BLUE MOUNTAIN MIDSTREAM LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT of BLUE MOUNTAIN MIDSTREAM LLC (the “Company”), dated as of July 1, 2018 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by and among Linn Energy Holdco II LLC, a Delaware limited liability company (“Linn Holdco II”), each of the Class B Members (as defined below) who becomes a signatory hereto and, solely for purposes of Section 9.15, Riviera Resources, LLC, a Delaware limited liability company (“Riviera LLC”), which is anticipated to be the predecessor in interest to Riviera.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 2.1.

RECITALS

WHEREAS, the Company and Linn Holdco II entered into that certain Amended and Restated Limited Liability Company Agreement dated July 6, 2017 (the “Prior Agreement”);

WHEREAS, contemporaneously with the execution of this Agreement, the Company will adopt the Incentive Plan, substantially in the form attached hereto as Exhibit A, whereby certain employees of the Company will enter into Award Agreements pursuant to which Class B Units may be issued in connection with the settlement of such Award Agreements, subject to the terms and conditions set forth in the Incentive Plan, the relevant Award Agreement and this Agreement;

WHEREAS, it is currently contemplated that, after the execution of this Agreement, the ultimate parent of the Company will effectuate a spinoff transaction pursuant to which Riviera LLC will be converted into a Delaware corporation named Riviera Resources, Inc. (“Riviera”), and the stock of Riviera will be distributed to the stockholders of the ultimate parent of the Company and Riviera will be quoted for trading on the OTCQB (the “Spin Transaction”); and

WHEREAS, each of the parties hereto wishes to enter into this Agreement to, among other things amend and restate the Prior Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1. ORGANIZATION

Section 1.1Formation

.  The original certificate of incorporation of the Company, with the name of Louis Dreyfus Gas Marketing Corp., was filed with the Secretary of State of the State of Delaware on April 29, 1991 and the Company subsequently changed its name to Dominion Gas Marketing, Inc. The Company was converted into a limited liability company under and pursuant to the Act on August 30, 2007 by the filing of a certificate of conversion of Dominion Gas Marketing, Inc. into Dominion Gas Marketing, LLC and a certificate of formation of Dominion Gas Marketing, LLC with the Secretary of State of the State of Delaware.  The Company changed its name to LINN Gas Marketing, LLC on August 31, 2007, and to LINN Midstream, LLC on August 1, 2013.  On July 6, 2017, the Company changed its name to Blue Mountain Midstream LLC by filing an amendment to its certificate of formation with the Secretary of State of the State of Delaware.

Section 1.2Name

.  The name of the Company is “Blue Mountain Midstream LLC”, as such name may be modified from time to time by the Board as it may deem advisable.

Section 1.3Business of the Company

.  Subject to the limitations on the activities of the Company otherwise specified in this Agreement, the purpose and business of the Company shall be the conduct of any business or activity that may be conducted by a limited liability company organized pursuant to the Act.

Section 1.4Location of Principal Place of Business

.  The location of the principal place of business of the Company is Houston, Texas or such other location as may be determined by the Board.  In addition, the Company may maintain such other offices as the Board may deem advisable at any other place or places within or without the State of Delaware.

Section 1.5Registered Agent

.  The registered agent for the Company is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.  The Board may change the registered agent from time to time as it deems appropriate.

Section 1.6Term

.  The term of the Company commenced on the date of filing of the Certificate, and shall be perpetual unless the Company is earlier dissolved and terminated in accordance with the provisions of this Agreement.

ARTICLE 2. DEFINITIONS

Section 2.1Definitions

.  The following terms used in this Agreement shall have the following meanings.

“Accredited Investor” has the meaning ascribed to such term in Rule 501(a) promulgated under the Securities Act.

“Act” means the Delaware Limited Liability Company Act, 6 Del. Code §18-101 et seq., as in effect on the date hereof and as it may be amended hereafter from time to time.

“Adjusted Capital Account” means, with respect to any Member, the Member’s Capital Account at such time, as (x) increased by the sum of (A) the amount of the Member’s share of partnership minimum gain (as defined in Regulation section 1.704-2(g)(1) and (3)), (B) the amount of the Member’s share of partner nonrecourse debt minimum gain (as defined in Regulation section 1.704-2(i)(5)) and (C) any amount of the deficit balance in its Capital Account that the Member is treated as obligated to restore pursuant to Regulation section 1.704-1(b)(2)(ii)(c) and (y) decreased by reasonably expected adjustments, allocations and distributions described in Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  This definition shall be interpreted consistently with Regulation section 1.704-1(b)(2)(ii)(d).

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person.  For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of a majority of such Person’s voting stock, by contract or otherwise.

“Agreement” means this Second Amended and Restated Limited Liability Company Operating Agreement, as amended, modified or supplemented from time to time.

“Appraisal” has the meaning set forth in Section 9.16.

“Appraiser” has the meaning set forth in Section 9.16.

“Assignees” has the meaning set forth in Section 9.2(d).

“Assumed Tax Rate” means (a) 24%, in the case of any Corporate Member; and (b) 40%, in the case of any other Member.

“Auditor” has the meaning set forth in Section 9.7(f).

“Award Agreement” means the document granting the right to receive Class B Units under the terms of the Incentive Plan.

“Board” has the meaning set forth in Section 8.1.

“Board Approval” has the meaning set forth in Section 8.2(e).

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in Houston, Texas or New York City, New York.

“Capital Account” means, with respect to any Member, the account maintained by the Company with respect to such Member in accordance with Section 3.6.

“Capital Contribution” means any contribution (whether in cash, property or a combination thereof) to the capital of the Company.

“Capital Interest Percentage” means, at any time of determination and as to any Member, the percentage of the total distributions that would be made to such Member if the assets of the Company were sold for their respective Gross Asset Values, all liabilities of the Company were paid in accordance with their terms (limited in the case of non-recourse liabilities to the Gross Asset Value of the property securing such liabilities), all items of Net Income, Net Loss, income, gain, loss and deduction were allocated to the Members in accordance with Article 4, and the resulting net proceeds were distributed to the Members in accordance with Article 10; provided, however, that the Board may determine that the Members’ Capital Interest Percentages should be determined based upon a hypothetical sale of the assets of the Company for their respective Fair Market Values (instead of Gross Asset Values) in order to ensure that such percentages correspond to the Members’ “proportionate interests in partnership capital” as defined in Regulations section 1.613A-3(e)(2)(ii). The foregoing definition of Capital Interest Percentage is intended to result in a percentage for each Member that corresponds with the Member’s “proportionate interest in partnership capital” as defined in Regulations section 1.613A-3(e)(2)(ii), and Capital Interest Percentage shall be interpreted consistently therewith.

“Certificate” means the Certificate of Formation of the Company, as amended, modified or supplemented from time to time.

“Class A Member” means each Person holding Class A Units.

“Class A Percentage Interest” means, as of any time of determination, 100% minus the Class B Percentage Interest.

“Class A Sharing Ratio” means, as of any time of determination, with respect to each holder of Class A Units at such time of determination, the fraction (expressed as a percentage of 100%), the numerator of which is the number of Class A Units held by such holder and the denominator of which is the number of Class A Units then outstanding.

“Class A Units” has the meaning set forth in Section 3.1(a).

“Class B Member” means each Person holding Class B Units.

“Class B Percentage Interest” means, as of any time of determination, with respect to each holder of Class B Units at such time of determination, the percentage determined by dividing (a) the total number of Class B Units outstanding by (b) the total number of Units outstanding.  As of the Effective Date, the Class B Percentage Interest is 0%.

“Class B Sharing Ratio” means, as of any time of determination, with respect to each holder of Class B Units at such time of determination, the percentage determined by dividing (a) the total number of Class B Units held by such holder by (b) the total number of Class B Units then outstanding.

“Class B Units” has the meaning set forth in Section 3.1(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of Common Stock, par value $0.001 per share, of Riviera, including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or that are issued with respect to Common Stock (including, without limitation, with respect to any stock split or stock dividend, or a successor security).

“Company” has the meaning set forth in the preamble hereof.

“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Regulations section 1.704-2(d).

“Conversion” means the conversion of Class B Units into Common Stock in accordance with the terms of this Agreement and the Conversion Procedures.  The verb “Convert” shall have a corresponding meaning.

“Conversion Conditions” means the conditions set forth in Sections 9.15(a) or 9.15(c), as applicable.

“Conversion Procedures” means the procedures governing the Conversion of Class B Units attached hereto as Annex I.

“Corporate Member” means any Member that is (a) an entity treated as a corporation for U.S. federal income tax purposes, (b) any entity that is disregarded from an entity treated as a corporation for U.S. federal income tax purposes, or (c) any entity that is otherwise treated as a “flow-through” entity and is principally owned by an entity treated as a corporation U.S. federal income tax purposes.

“Credit Limitation” has the meaning set forth in Section 5.4.

“Depletable Property” means each separate oil and gas property as defined in Code section 614.

“Depreciation” has the meaning set forth in the definition of “Net Income” or “Net Loss” under paragraph (e) therein.

“Dispute Notice” has the meaning set forth in Section 9.16.

“Disputed Value” has the meaning set forth in Section 9.16.

“Distribution” means each distribution after the Effective Date made by the Company to a Member, whether in cash, property or securities of the Company, pursuant to, or in respect of, Article 5 or Article 10.

“Drag-Along Transaction” means: (a) any direct or indirect consolidation, conversion, merger or other business combination involving the Company in which the outstanding Interests are exchanged for or converted into cash, securities of a corporation or other business organization or other property, other than an IPO Exchange; (b) a direct or indirect sale or other disposition of all or substantially all of the assets of the Company to be followed promptly by a dissolution of the Company pursuant to Article 10 or a distribution to the Members of all or substantially all of the net proceeds of such disposition after payment or other satisfaction of liabilities and other obligations of the Company; or (c) the direct or indirect sale by all the Class A Members of all or substantially all of the outstanding Class A Units in a single transaction or series of related transactions excluding any Transfers made to a Permitted Transferee or pursuant to Section 9.9.

“Effective Date” has the meaning set forth in the preamble hereof.

“Election Period” has the meaning set forth in Section 9.10(b).

“Eligible Purchaser” means any Member holding Units that certifies to the Company’s reasonable satisfaction that such holder is an Accredited Investor.

“Eligible Purchaser Persons” has the meaning set forth in Section 9.10(e).

“Equity FMV” has the meaning set forth in Section 9.16.

“Equity Interests” means: (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest; (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event; and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“Excess Tax Distribution” has the meaning set forth in Section 5.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Transfer” means any Transfer made by a Class A Member to a Permitted Transferee of such member.

“Excluded Unit Issuance” means the issuance of: (i) Class B Units or other New Interests to Prospective Grantees; (ii) Units to any Person that is not a Member or an Affiliate thereof as consideration in any acquisition or other strategic transaction (such as a joint venture, marketing or distribution arrangement, or technology transfer or development arrangement) approved in accordance with this Agreement; (iii) Units in connection with any split, distribution or recapitalization of the Company; (iv) Equity Interests issued by the IPO Issuer or IPO GP pursuant to a registration statement filed under the Securities Act (or applicable foreign securities laws governing such issuance) and approved in accordance with this Agreement; (v) IPO Securities in connection with an IPO Exchange pursuant to this Agreement; or (vi) New Interests issued in respect of any commitment or subscription to purchase New Interests that was offered in compliance with Section 9.10.

“Fair Market Value” means, as of the applicable date, (a) for any property that is not a security, the amount for which the property at issue would sell between a willing buyer and a willing seller, with neither being under compulsion, as determined by the Board in good faith; (b) for a publicly traded security, the trailing 30-day volume-weighted average price of such security on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted; and (c) for a non-publicly traded security, the amount for which the security at issue would sell between a willing buyer and a willing seller, with neither being under compulsion, as determined by the Board in good faith, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules or regulations and without applying any discounts for minority interest, illiquidity or other similar factors.

“Family Group” means, for any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, and any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“Fiscal Year” has the meaning set forth in Section 6.4.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes (which, in the case of any Depletable Property, shall be determined pursuant to Regulations section 1.613A–3(e)(3)(iii)(C)), except as follows:

(a)the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset on the date of the contribution;

(b)the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times:

(i)the acquisition of an additional interest in the Company after the Effective Date by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company or any of its subsidiaries by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Regulations section 1.704-1(b)(2)(iv)(d));

(iii)the Distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(iv)the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);

(c)the Gross Asset Value of any Company asset distributed to a Member shall be the gross Fair Market Value of such asset on the date of Distribution;

(d)the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Board determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

(e)with respect to any asset that has a Gross Asset Value that differs from its adjusted tax basis, Gross Asset Value shall be adjusted by the amount of Depreciation or Simulated Depletion rather than any other depreciation, amortization, depletion or other cost recovery method.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means the Blue Mountain Midstream, LLC 2018 Omnibus Incentive Plan.

“Indemnified Party” has the meaning set forth in Section 8.6(a).

“Independent Manager” means a Manager who (a) is not an employee of a member of the Company of any of its subsidiaries and; (b) in the judgment of the appointing Members, has experience that is relevant to the industry in which the Company operates.

“Initiating Member” has the meaning set forth in Section 9.7(a).

“Interest” when used in reference to an interest in the Company, means the entire ownership interest of a Member in the Company at any particular time, including its interest in the capital, profits, losses and distributions of the Company.

“IPO Exchange” has the meaning set forth in Section 9.9(b).

“IPO GP” has the meaning set forth in Section 9.9(b).

“IPO Initiating Members” has the meaning set forth in Section 9.9(a).

“IPO Issuer” means: (a) the Company; or (b) an Affiliate of the Company or a subsidiary of the Company that will be the issuer in a Qualified Public Offering involving only, directly or indirectly, the assets or equity of the Company.

“IPO Securities” has the meaning set forth in Section 9.9(b).

“Linn Group” means, for so long as such Persons hold Interests, Linn Holdco II and each transferee of Interests directly or indirectly (in a chain of title) from Linn Holdco II (unless the then-members of the Linn Group determine that such transferee will not be a member of the Linn Group at the time of such Transfer).

“Linn Holdco II” has the meaning set forth in the preamble hereof.

“Linn Manager” has the meaning set forth in Section 8.2(a)(i).

“Liquidator” has the meaning set forth in Section 10.2(b).

“Management Manager” has the meaning set forth in Section 8.2(a)(ii).

“Manager” has the meaning set forth in Section 8.1.

“Maturity Date” has the meaning set forth in Section 9.14(c).

“Member” means each of the Persons listed on the Schedule of Members and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act.  The Members shall constitute the “members” (as such term is defined in the Act) of the Company.  Any reference in this Agreement to any Member shall include a Substituted Member to the extent such Substituted Member was admitted to the Company in accordance with the provisions of this Agreement.

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Regulations section 1.704-2(b)(4).

“Membership Certificate” has the meaning set forth in Section 3.1(d).

“Net Income” or “Net Loss” means, for each Fiscal Year (or other applicable period), an amount equal to the Company’s taxable income or loss for such Fiscal Year (or other applicable period), determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in such taxable income or loss), with the following adjustments:

(a)any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b)any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c)in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)gain or loss resulting from any disposition of property (other than Depletable Property) with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)gain or loss resulting from any disposition of Depletable Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be treated as being equal to the corresponding Simulated Gain or Simulated Loss;

(f)in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, with respect to a Company asset having a Gross Asset Value that differs from its adjusted basis for tax purposes, “Depreciation” with respect to such asset shall be computed by reference to the asset’s Gross Asset Value in accordance with Regulation section 1.704-1(b)(2)(iv)(g);

(g)to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code section 734(b) or 743(b) is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(h)any item of income, gain, credit, loss, deduction or expenditure allocated under Section 4.2 shall be excluded from the computation of Net Income and Net Loss.

“New Interests” has the meaning set forth in Section 9.10(a).

“Officer” and “Officers” have the meanings set forth in Section 8.3(a).

“Over-Allotment Amount” has the meaning set forth in Section 9.10(b).

“Participant” has the meaning given to such term in the Incentive Plan.

“Partnership Audit Adjustment” has the meaning set forth in Section 6.6.

“Permitted Transferee” means, with respect to a Person, such Person’s Affiliates and, in the context of a distribution by such Person to its direct or indirect equity owners substantially in proportion to such ownership, the partners, members or shareholders of such Person.

“Person” means any individual, partnership, limited liability company, association, corporation, trust or other entity.

“Pre-emptive Notice” has the meaning set forth in Section 9.10(b).

“Pre-Emptive Proportionate Share” means, with respect to any Eligible Purchaser, a fraction (expressed as a percentage), the numerator of which equals the aggregate number of issued and outstanding Units held by such Eligible Purchaser and the denominator of which equals the aggregate number of issued and outstanding Units held by all Eligible Purchasers.

“Prior Agreement” has the meaning set forth in the Recitals.

“Proposed Purchaser” has the meaning set forth in Section 9.10(a).

“Prospective Grantee” means existing and future Officers and employees, consultants or independent contractors of members of the Company, Managers, and other Persons who contribute to the Company’s success, in each case, investing either individually as a natural person or through any trust, family limited partnership, family limited liability company or other estate planning or similar vehicle the sole beneficiaries, partners or members of which are either a natural person who would otherwise fit within one or more of the groups of individuals described above or persons who would qualify as Permitted Transferees of such a natural person.

“PTP Event” has the meaning set forth in Section 9.3(c)(ii).

“Publicly Offered Securities” has the meaning set forth in Section 9.9(b).

“Purchasable Units” has the meaning set forth in Section 9.14(a).

“Purchased Percentage” has the meaning set forth in Section 9.8(e)(ii).

“Purchased Units” has the meaning set forth in Section 9.8(e)(ii).

“Qualified Public Offering” means any underwritten initial public offering by the IPO Issuer of equity securities pursuant to an effective registration statement under the Securities Act: (a) for which aggregate net cash proceeds to be received by the IPO Issuer and selling security holders from such offering (after deducting underwriting discounts, expenses and commissions) are at least $100,000,000; and (b) pursuant to which such equity securities are authorized and approved for listing on the New York Stock Exchange, the NASDAQ Stock Market LLC or such other market or exchange as is approved by the Board, with Requisite Investor Approval; provided, that a Qualified Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

“Qualifying Participant” has the meaning given to such term in the Incentive Plan.

“Quarterly Estimated Tax Periods” means the two, three, and four calendar month periods with respect to which Federal quarterly estimated tax payments are made.  The first such period begins on January 1 and ends on March 31.  The second such period begins on April 1 and ends on May 31.  The third such period begins on June 1 and ends on August 31.  The fourth such period begins on September 1 and ends on December 31.

“Registration Date” has the meaning given to such term in the Incentive Plan.

“Regulation” means a Treasury Regulation promulgated under the Code.

“Requested Units” means (a) the total number of Units requested to be included in a Tag-Along Sale by all Tag Eligible Sellers desiring to exercise their respective Tag Inclusion Rights plus (b) the number of Class A Units that the Tag Subject Member proposes to sell in a Tag-Along Sale.

“Requesting Purchaser” has the meaning set forth in Section 9.10(b).

“Requisite Investor Approval” means the approval (a) of holders (acting in their capacity as Members) of at least a majority of the outstanding Class A Units, including if necessary to constitute such a majority, the Linn Group and (b) the Linn Group.

“Repurchase Closing” has the meaning set forth in Section 9.14(b).

“Repurchase Closing Date” has the meaning set forth in Section 9.14(c).

“Repurchase Event” has the meaning set forth in Section 9.14(a).

“Repurchase Notice” has the meaning set forth in Section 9.14(b).

“Repurchase Price” has the meaning set forth in Section 9.14(a).

“Riviera” has the meaning set forth in the Recitals.

“Schedule of Members” has the meaning set forth in Section 3.1(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Simulated Basis” means the Gross Asset Value of any Depletable Property.  The Simulated Basis of each Depletable Property shall be allocated to each Member in accordance with such Member’s Capital Interest Percentage as of the time such Depletable Property is acquired by the Company (and any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such Simulated Basis to be in accordance with their Capital Interest Percentages as determined at the time of any such additions), and shall be reallocated among the Members in accordance with the Members’ Capital Interest Percentages as determined immediately following the occurrence of an event giving rise to an adjustment to the Gross Asset Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Gross Asset Value.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with U.S. federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Regulations section 1.704-1(b)(2)(iv)(k)(2).  For purposes of computing Simulated Depletion with respect to any Depletable Property, the Simulated Basis of such property shall be deemed to be the Gross Asset Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the amount of gain realized from the sale or other disposition of Depletable Property as calculated in Regulations section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the amount of loss realized from the sale or other disposition of Depletable Property as calculated in Regulations section 1.704-1(b)(2)(iv)(k)(2).

“Spin Transaction” has the meaning set forth in the Recitals.

“Subordinated Note” has the meaning set forth in Section 9.14(c).

“Substituted Member” means any Person admitted to the Company as a substituted Member pursuant to the provisions of Article 9.

“Tag Eligible Seller” means any holder of Class A Units and/or Class B Units.

“Tag Eligible Seller Persons” has the meaning set forth in Section 9.8(k).

“Tag Inclusion Notice” has the meaning set forth Section 9.8(d).

“Tag Inclusion Right” has the meaning set forth Section 9.8(d).

“Tag Subject Member” has the meaning set forth in Section 9.8(a).

“Tag Subject Member Requested Class A Percentage” means the percentage determined by dividing (a) the total number of Class A Units that the Tag Subject Member proposes to sell in a Tag-Along Sale by (b) the total number of outstanding Class A Units then held by the Tag Subject Member.

“Tag-Along Offer” has the meaning set forth in Section 9.8(b).

“Tag-Along Price” has the meaning set forth in Section 9.8(b).

“Tag-Along Sale” has the meaning set forth in Section 9.8(a).

“Tag-Along Transferee” has the meaning set forth in Section 9.8(a).

“Tax” or “Taxes” means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including but not limited to, any net income, gross income, profits, gross receipts, profits, excise, or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.

“Tax Distribution” has the meaning set forth in Section 5.4.

“Tax Matters Partner” has the meaning set forth in Section 6.5.

“Termination” has the meaning given to such term in the Incentive Plan.

“Third Party” with respect to any Member means any Person, including any other Member that is not a Permitted Transferee with respect to such first Member or the original holder of the related interest.

“Transfer,” “Transferee” and “Transferor” have the respective meanings set forth in Section 9.1.

“Unit” has the meaning set forth in Section 3.1(a).

“Void Transfer” has the meaning set forth in Section 9.1.

“Withdrawing Member” has the meaning set forth in Section 9.2(d).

Section 2.2Rules of Interpretation

.  Unless the context otherwise clearly requires:  (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) provisions apply to successive events and transactions; (e) all references in this Agreement to “include” or “including” or similar expressions shall be deemed to mean “including without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; and (g) any definition of or reference to any agreement, instrument, document, statute or regulation herein shall be construed as referring to such agreement, instrument, document, statute or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).  This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.

ARTICLE 3. CAPITALIZATION

Section 3.1Units; Initial Capitalization; Schedule of Members

.

(a)Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company, shall be represented by Units of limited liability company interest (each, a “Unit”).  The Company shall have two authorized classes of Units designated as Class A Units (the “Class A Units”) and Class B Units (the “Class B Units”), respectively.  The Class A Units shall have one vote per Unit.  The Class B Units shall have no voting rights.  The Company shall have the authority to issue an unlimited number of Class A Units and up to 32,500 Class B Units.  All Class A Units shall be held by Linn Holdco II.  As of the Effective Date, no Class B Units have been issued.  All Class B Units shall be convertible into shares of Common Stock in accordance with the terms of Section 9.15, the Incentive Plan, the applicable Award Agreement, and the Conversion Procedures.

(b)The aggregate number of outstanding Units, the aggregate amount of cash Capital Contributions that have been made by the Members, and the Fair Market Value of Capital Contributions in the form of any property other than cash contributed by the Members with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) shall be set forth on a schedule maintained by the Company which schedule shall, for the avoidance of doubt, not be prepared in the first instance until Class B Units have been issued.  The Company shall also maintain a schedule, in the form attached hereto as Schedule I, setting forth (i) the name and address of each Member, (ii) the number and class of Units owned by such Member, and (iii) with respect to each Transfer permitted under this Agreement, the date of such Transfer, the number of Units transferred and the identity of the Transferor and Transferee(s) of such Units (such schedule, the “Schedule of Members”).  The Company shall update the Schedule of Members as promptly as reasonably practicable following receipt of written notice of the consummation of any Transfer permitted by the Agreement.

(c)In the event of a dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of all or any class of Units of the Company, liquidation, spin-off, or other change in organizational structure affecting the Units (including any conversion of the Company to a corporation, whether by merger, filing of a certificate of conversion or otherwise), the number and class of Units shall be appropriately adjusted for the benefit of the Members by the Company at the direction of the Board.

(d)The Company may, in the discretion of the Board, issue one or more certificates to the Members to evidence the Units in the form attached as Exhibit B (a “Membership Certificate”).  Each certificate representing a Unit shall (i) be signed on behalf of the Company by the Chief Executive Officer, President or Secretary of the Company and (ii) set forth the number of such Units represented thereby.  In case the officer of the Company who has signed or whose facsimile signature has been placed on such Membership Certificate shall have ceased to be an officer of the Company before such Membership Certificate is issued, it may be issued by the Company with the same effect as if such person were an officer of the Company at the time of its issue.  The Membership Certificate shall contain a legend with respect to any restrictions on transfer.

(e)Each Unit in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware (the “DEUCC”) (including Section 8-102(a)(15)), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.  Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the DEUCC, such provision of Article 8 of the DEUCC shall be controlling.  Each Membership Certificate evidencing Units shall bear the following legend:

“This Certificate evidences a limited liability company interest in Blue Mountain Midstream LLC and shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware (including Section 8-102(a)(15)), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.”

(f)The Company shall issue a new Membership Certificate in place of any Membership Certificate previously issued if the holder of the Units in the Company represented by such Membership Certificate, as reflected on the books and records of the Company:

(i)makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Membership Certificate has been lost, stolen or destroyed;

(ii)requests the issuance of a new Membership Certificate before the Company has notice that such previously issued Membership Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Membership Certificate; and

(iv)satisfies any other reasonable requirements imposed by the Company.

Section 3.2Authorization and Issuance of Additional Units

.

(a)The Board is authorized to (i) issue additional Units, (ii) subject to Section 12.1, create additional classes of Units, (iii) subdivide the Units (other than Class B Units) of any such class into one or more series, (iv) fix the designations, powers, preferences and rights of the Units (other than Class B Units) of each such class or series and any qualifications, limitations or restrictions thereof, and (v) subject to Section 12.1, amend this Agreement to reflect such actions and the resulting designations, powers, and relative preferences and rights of all the classes and series thereafter authorized under this Agreement.

(b)The authority of the Board with respect to each such newly created class and series created in accordance with this Section 3.2 shall include establishing the following:  (i) the number of Units or securities constituting that class or series and the distinctive designation thereof, (ii) whether or not the Units or securities of such class or series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per Unit or security payable in case of redemption, which amount may vary under different conditions and at different redemption dates, (iii) the rights and preferences of the Units or securities of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding–up of the Company, (iv) the relative rights of priority, if any, of allocations of income or loss or of payment with respect to Units or securities of that class or series and (v) any other relative rights, preferences and limitations of that class or series.

Section 3.3Capital Contributions

.  No Member shall be required to make any Capital Contributions without such Member’s consent.

Section 3.4No Interest on Capital Contributions

.  No Member shall be entitled to any interest on or with respect to any Capital Contribution.

Section 3.5Withdrawal and Return of Capital Contributions

.  Except as provided in this Agreement, no Member shall be entitled to withdraw any part of such Member’s Capital Contribution or to receive distributions from the Company.

Section 3.6Capital Accounts

.

(a)A separate Capital Account shall be maintained for each Member on the books of the Company, and adjustments to such Capital Accounts shall be made as follows:

(i)A Member’s Capital Account shall be credited with any amounts of cash contributed (or deemed contributed in connection with the settlement of Awards in Class B Units) by the Member to the Company, the Fair Market Value of any other property contributed to the Company (net of liabilities secured by the property that the Company is considered to assume or take subject to under Code section 752), the amount of any Company liabilities assumed by the Member (other than liabilities that are secured by any Company property distributed to such Member), and the Member’s allocable share of any Net Income and items of income or gain allocated to that Member; and

(ii)A Member’s Capital Account shall be debited with the amount of cash distributed to the Member, the Fair Market Value of other Company property distributed to the Member (net of liabilities secured by such property that the Member is considered to assume or take subject to under Code section 752), the amount of any liabilities of the Member assumed by the Company (other than liabilities that are secured by property contributed by such Members), and the Member’s allocable share of Net Losses and items of loss, expense, or deduction allocated to that Member.

(b)The foregoing provisions of this Section 3.6 and Section 4.1 through 4.2, are intended to comply with section 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations.  If the Board shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with section 1.704-1(b)(2)(iv) of the Regulations, the Board may make such modification to the minimum extent necessary; provided that the Members are notified in writing of such modification prior to its effective date; provided, further, that the Board shall have no liability to any Member for any exercise of or failure to exercise any such discretion to make any modifications permitted under this Section 3.6.

ARTICLE 4. ALLOCATION OF NET INCOME AND NET LOSS

Section 4.1Allocations of Net Income and Net Losses

.  Except as otherwise provided in Section 4.2, Net Income and Net Losses (and items thereof) for any Fiscal Year (or other applicable period) shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after giving effect to such allocation, as increased by the amount of such Member’s share of partnership minimum gain (as defined in Regulations section 1.704-2(g)(1) and (3)) and the amount of such Member’s share of partner nonrecourse debt minimum gain (as defined in Regulations section 1.704-2(i)(5)), is, as nearly as possible, equal (proportionately) to the amount of the distributions that would be made to such Member during such Fiscal Year (or other applicable period) pursuant to Section 5.1, based on the assumptions that (i) the Company is dissolved and terminated, (ii) its affairs are wound-up and each asset of the Company is sold for cash equal to its Gross Asset Value, (iii) all Company liabilities are satisfied (limited with respect to each nonrecourse liability (as defined in Regulations section 1.704-2(b)(3)) and Member Nonrecourse Debt to the Gross Asset Value of the asset(s) securing such liability), and (iv) the net assets of the Company are distributed in accordance with Section 5.1 to the Members (taking into account distributions made during such Fiscal Year (or other applicable period)).

Section 4.2Special Allocations

.

(a)Losses, deduction and expenditures attributable to Member Nonrecourse Debt shall be allocated in the manner required by Regulations section 1.704-2(i).  If there is a net decrease during a taxable year in Member Minimum Gain, income and gain for such taxable year (and, if necessary, for subsequent taxable years) shall be allocated to the Members in the amounts and of such character as is determined according to Regulations section 1.704-2(i)(4).  This Section 4.2(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Regulations section 1.704-2(i)(4), and shall be interpreted in a manner consistent therewith.

(b)Except as otherwise provided in Section 4.2(a), if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be allocated income and gain for such taxable year (and, if necessary, for subsequent taxable years) in the amounts and of such character as is determined according to Regulations section 1.704-2(f).  This Section 4.2(b) is intended to be a “minimum gain chargeback” provision that complies with the requirements of Regulations section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)If any Member that unexpectedly receives an adjustment, allocation or distribution described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has a deficit balance in its Adjusted Capital Account as of the end of any taxable year, computed after the application of Section 4.2(a) and Section 4.2(b) but before the application of any other provision of Section 4.1, Section 4.2 and Section 4.3, then income for such taxable year shall be allocated to such Member in proportion to, and to the extent of, such deficit balance.  This Section 4.2(c) is intended to be a “qualified income offset” provision as described in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)“Nonrecourse deductions” (as defined in Regulation sections 1.704-2(b)(1) and (c)) for each Fiscal Year (or other applicable period) shall be allocated among the Members pro rata in accordance with the allocation of Net Income and Net Losses with respect to such Fiscal Year (or other applicable period) pursuant to Section 4.1.

(e)No Net Loss (or items thereof) shall be allocated to a Member to the extent such allocation would cause or increase a deficit balance in the Adjusted Capital Account of such Member.  Instead, such Net Loss (and items thereof) shall be allocated among the other Members that have positive account balances in the same ratios that such other Members are allocated Net Loss for such year under Section 4.1 until all such positive balances have been reduced to zero.

(f)The adjustments described in clause (d) of the definition of Gross Asset Value shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Regulations section 1.704-1(b)(2)(iv)(m).

(g)Simulated Depletion for each Depletable Property, and Simulated Loss upon the disposition of a Depletable Property, shall be allocated to the Members in proportion to their shares of the Simulated Basis in such property.

(h)The allocations set forth in Section 4.2(a) through Section 4.2(g) inclusive (the “Regulatory Allocations”) are intended to comply with certain requirements of section 1.704-1(b) and 1.704-2 of the Regulations.  The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Income and Net Loss of the Company or to make Distributions.  Accordingly, notwithstanding the other provisions of Section 4.1, Section 4.2 and Section 4.3, but subject to the Regulatory Allocations, items of Net Income and Net Loss of the Company shall be allocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Account balances of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Income and Net Loss had been allocated without reference to the Regulatory Allocations.  In general, the Members anticipate that this shall be accomplished by specially allocating other Net Income and Net Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero.

Section 4.3Allocations for Income Tax Purposes

.  The income, gains, losses, deductions and credits of the Company for any Fiscal Year (or other applicable period) shall be allocated to the Members in the same manner as Net Income and Net Loss were allocated to the Members for such Fiscal Year (or other applicable period) pursuant to Sections 4.1 and 4.2; provided, however, in accordance with the principles of Code section 704(c) and the Regulations thereunder (including the Regulations applying the principles of Code section 704(c) to changes in Gross Asset Values), income, gain, deduction and loss with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members in order to account for any such difference using any method or methods as determined by the Board to be appropriate and in accordance with the applicable Regulations.

Section 4.4Income Tax Allocations with Respect to Depletable Properties

.

(a)Cost and percentage depletion deductions with respect to any Depletable Property shall be computed separately by the Members, rather than the Company.  For purposes of such computations, the U.S. federal income tax basis of each Depletable Property shall be allocated to each Member in accordance with such Member’s Capital Interest Percentage as of the time such Depletable Property is acquired by the Company (and any additions to such U.S. federal income tax basis resulting from expenditures required to be capitalized in such basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such adjusted U.S. federal income tax basis to be in accordance with their Capital Interest Percentages as determined at the time of any such additions), and shall be reallocated among the Members in accordance with the Members’ Capital Interest Percentages as determined immediately following the occurrence of an event giving rise to an adjustment to the Gross Asset Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Gross Asset Value; provided, however, that in accordance with the principles of Code section 704(c) and the Regulations thereunder (including the Regulations applying the principles of Code section 704(c) to changes in Gross Asset Values), income, gain, deduction and loss with respect to any Depletable Property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members in order to account for any such difference any method or methods as determined by the Board to be appropriate and in accordance with the applicable Regulations.  The Company shall inform each Member of such Member’s allocable share of the U.S. federal income tax basis of each Depletable Property promptly following the acquisition of such Depletable Property by the Company, any adjustment resulting from expenditures required to be capitalized in such basis, and any reallocation of such basis as provided in the previous sentence.

(b)For purposes of the separate computation of gain or loss by each Member on the taxable disposition of Depletable Property, the amount realized from such disposition shall be allocated (i) first, to the Members in an amount equal to the Simulated Basis in such Depletable Property in proportion to their allocable shares thereof and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains.

(c)The allocations described in this Section 4.4 are intended to be applied in accordance with the Members’ “interests in partnership capital” under Code section 613A(c)(7)(D); provided, that the Members understand and agree that the Board may authorize special allocations of U.S. federal income tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles outlined in Section 4.3.  The provisions of this Section 4.4(c) and the other provisions of this Agreement relating to allocations under Code section 613A(c)(7)(D) are intended to comply with Regulations section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Regulations.

(d)Each Member, with the assistance of the Company, shall separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such Depletable Property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company.  Upon the reasonable request of the Company, each Member shall advise the Company of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection for purposes of allowing the Company to make adjustments to the tax basis of its assets as a result of certain transfers of interests in the Company or distributions by the Company.  The Company may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.

Section 4.5Tax Withholding and Entity-Level Taxes

.  To the extent the Company is required by applicable law to withhold or to make tax payments on behalf of or with respect to any Member or former Member, the Company is hereby authorized to withhold such amounts and make such tax payments as so required.  All amounts withheld pursuant to applicable law with respect to any Member or payable by the Company pursuant to Code section 6225 (or any similar provision of state, local or foreign law) that (as reasonably determined in good faith by the Board based upon this Agreement) are attributable to or allocable to any Member (and, in each case, not paid to the Company by such Member pursuant to the immediately following sentence) shall be treated as distributed to such Member pursuant to Section 5.1 or Section 5.4, as reasonably determined by the Board, for all purposes of this Agreement and shall reduce amounts such Member would otherwise be entitled to receive under Section 5.1 or Section 5.4, as applicable.  To the extent that at any time any such withheld or paid amounts exceeds the distributions that such Member or former Member would have received but for such withholding or payment, such Member or former Member shall, upon demand by the Company, as determined by the Board, promptly pay to the Company the amount of such excess.  Each Member hereby agrees, severally and not jointly, to indemnify and hold harmless the Company and the other Members from and against any liability (including any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Member; provided, however, that the indemnifying Member shall be entitled to request and receive information sufficient to support the Board’s determination of the applicable Tax benefit; provided, further, that if the indemnifying Member disagrees with the Board’s determination of any Tax benefit, such Member shall be entitled to a determination of such Tax benefit by an accounting firm (utilizing procedures similar to those procedures specified in Section 5.3), with the costs of such accounting firm determination to be borne by the Company, in the event the accounting firm concludes the Board’s determination of the Tax benefit was understated by more than a de minimis amount, and, otherwise, by the Member seeking such determination.  A Member may satisfy any such obligation through the use of any vested security issued by the Company or its Affiliates.  The agreement in the final sentence of this Section 4.5 shall continue in effect if such Member ceases to be a Member of the Company.

Section 4.6Allocations to Transferred Interests

.  If any Units in the Company are transferred, increased or decreased during a Fiscal Year (or other applicable period), all items of income, gain, loss, deduction and credit recognized by the Company for such Fiscal Year (or other applicable period) shall be allocated among the Members to take into account their varying interests during the Fiscal Year (or other applicable period) in any manner approved by the Board, as then permitted by the Code.

ARTICLE 5. DISTRIBUTIONS

Section 5.1Distributions

.  Subject to the provisions of Section 5.4, Distributions shall be made to the Members as and when determined by the Board.  Subject to the provisions of Section 5.4, any Distribution made to the Members pursuant to this Section 5.1 shall be made as follows: (a) the Class A Percentage Interest to the Class A Members in proportion to their respective Class A Sharing Ratios, and (b) the Class B Percentage Interest to the Class B Members in proportion to their respective Class B Sharing Ratios.  For all purposes of this Section 5.1 (including for purposes of the definitions of defined terms used in this Section 5.1), with respect to Class B Units that have not been issued, but that are issuable to a Participant pursuant to any outstanding Award Agreement (“Award Units”), cash distributions issuable hereunder shall be credited to a dividend book entry account on behalf of the relevant Participant with respect to each relevant Award Unit, provided, that such cash dividends shall not be deemed to be reinvested in Units and shall be held uninvested and without interest and paid in cash at the same time that the Units underlying the relevant Award Units are delivered to the Participant in accordance with the relevant Award Agreement.  Equity or property dividends on Units shall be credited to a dividend book entry account on behalf of each Participant with respect to each Award Unit granted to such Participant; provided, that such equity or property dividends shall be paid in (i) Units, (ii) in the case of a spin-off, equity of the entity that is spun-off from the Company, or (iii) other property in the same form as is applicable to Unit holders, as applicable and in each case, at the same time that the Units underlying the Award Units are delivered to the Participant in accordance with the relevant Award Agreement.  Except as otherwise provided herein, the Incentive Plan or an Award Agreement, no Participant shall have any rights as a unitholder or Member with respect to any Units covered by any Award Unit unless and until such Participant has become the holder of record of such Units.

Section 5.2Successors

.  For purposes of determining the amount of Distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

Section 5.3Distributions In-Kind

.  To the extent that the Company makes pro rata distributions of property in-kind to the Members, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property, with Fair Market Value determined immediately after such Distribution for purposes of Section 5.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value, with Fair Market Value determined immediately after such Distribution.  Any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Article 4.

Section 5.4Tax Distributions

.  Subject to the limitations set forth in any indenture or other credit, or other financing and warehousing or similar agreement governing indebtedness or other liabilities of the Company or any of its subsidiaries (any such limitation, a “Credit Limitation”), no later than (i) the tenth (10th) day following the end of each of the first, second, and third Quarterly Estimated Tax Period of each Fiscal Year and (ii) December 10th (with respect to the fourth Quarterly Estimated Tax Period) of each Fiscal Year, the Company shall, to the extent of available cash of the Company, make a distribution in cash (each, a “Tax Distribution”) to each Member in an amount equal to the excess of (A) the product of (x) the taxable income of the Company (as computed for U.S. federal income tax purposes) attributable to such period and all prior quarterly periods in such Fiscal Year allocated by the Company to such Member, based upon (I) the information returns filed by the Company, as amended or adjusted to date, and (II) estimated amounts, in the case of periods for which the Company has not yet filed information returns (determined by disregarding any adjustment to the taxable income of any Member that arises under Code section 743(b) and is attributable to the acquisition by such Member of an interest in the Company in a transaction described in Code section 743(a)), multiplied by (y) the Assumed Tax Rate applicable to such Member, over (B) the aggregate amount of distributions made by the Company with respect to such Fiscal Year (treating any Tax Distribution made with respect to income for such Fiscal Year, regardless of when made, and any distribution other than a Tax Distribution made during such Fiscal Year, as being made with respect to such Fiscal Year).  Any amount distributed pursuant to this Section 5.4 shall be deemed to be an advance distribution of amounts otherwise distributable to the Members pursuant to Section 5.1 (including in accordance with Article 10) and shall reduce the amounts that would subsequently otherwise be distributed to the Members pursuant to Section 5.1 in the order in which they would otherwise have been distributable; provided, however, that in the event of (a) any repurchase or redemption of a Member’s units (including, but not limited to, pursuant to the Conversion Procedures or pursuant to Article 9 of this Agreement), (b) any disposition of all or substantially all of the Company’s assets or other Company liquidation event, or (c)  the Company’s insolvency or any other event that will cause distributions under Section 5.1 to cease, if such Member has received a greater amount of Tax Distributions (on a per unit basis) than any other Member, which greater amount has not been (and will not be) accounted for through reductions in distributions that would otherwise be received under Section 5.1 (an “Excess Tax Distribution”), then (i) in the case of any repurchase or redemption of such Member’s units, the amount of consideration received by such Member in such repurchase or redemption shall be reduced by the amount of such Excess Tax Distribution, and if the amount of consideration that would have been received by such Member in such repurchase or redemption is less than the amount of such Excess Tax Distribution, then such Member shall, within five (5) Business Days of the Company’s request, remit to the Company an amount equal to the Excess Tax Distribution minus the amount that the consideration otherwise payable to such Member was reduced, and (ii) in the case of any disposition of all or substantially all of the Company’s assets or other Company liquidation event or any other event that will cause distributions under Section 5.1 to cease, then, within five (5) Business Days of the Company’s request, such Member shall remit to the Company an amount equal to the Excess Tax Distribution (determined after taking account of any final distributions being made under Section 5.1).  If any Tax Distribution cannot be made due to a Credit Limitation or the lack of available cash, then following the lapse of such Credit Limitation or the receipt by the Company of available cash (as applicable), the Company shall make such Tax Distribution to the Members with interest at the applicable statutory rate for underpayment of taxes from the date such Tax Distribution otherwise would have been made but for such Credit Limitation or lack of available cash until the date the Company actually makes such Tax Distribution and with the amount of such Tax Distribution sufficient to cover all interest and penalties imposed on the Members as a result of the delay in the Tax Distribution.  The Company will use its reasonable best efforts to negotiate all indenture or other credit, or other financing and warehousing or similar agreements governing indebtedness or other liabilities of the Company or any of its subsidiaries so as to permit Tax Distributions and not impose a Credit Limitation.  If there is insufficient available cash to make all required Tax Distributions for a Fiscal Year, or if there is a limitation on Tax Distributions imposed by any indenture or other credit, or other financing and warehousing or similar agreements governing indebtedness or other liabilities of the Company or any of its subsidiaries, the amount available shall be distributed pro rata to the Members based on each Member’s Tax Distribution amount for such Fiscal Year as a percentage of the aggregate Tax Distribution amounts of all Members for such Fiscal Year.  This Section 5.4 shall apply only after the Company has more than one Member and is treated as a partnership for U.S. federal income tax purposes.

ARTICLE 6. BOOKS OF ACCOUNT, RECORDS
AND REPORTS, FISCAL YEAR, TAX MATTERS

Section 6.1Books and Records

.  Proper and complete records and books of account shall be kept by the Company in which shall be entered fully and accurately all transactions and other matters relative to the Company’s business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character, including the Capital Account established for each Member.  The Company’s books and records shall be kept in a manner determined by the Board in its sole discretion to be most beneficial for the Company.  The books and records shall at all times be maintained at the principal office of the Company and shall be open to the inspection and examination of the Members or their duly authorized representatives for a proper purpose as set forth in Section 18-305 of the Act during reasonable business hours and at the sole cost and expense of the inspecting or examining Member.

Section 6.2Annual Reports

.  The Company shall prepare or cause to be prepared all Federal, state and local tax returns that the Company is required to file.  The Company shall use its best efforts to send to each Person who was a Member at any time during each Fiscal Year (or other applicable period) a copy of Schedule K-1 to Internal Revenue Service Form 1065 (or any successor form) indicating such Member’s share of the Company’s income, loss, gain, expense and other items relevant for Federal income tax purposes and corresponding analogous state and local tax forms within ninety (90) days after the end of such Fiscal Year (or other applicable period).

Section 6.3Tax Elections and Determinations

.  The Company shall make on the first U.S. federal income tax return due after the date hereof (and taking into account the Tax status of the Company on the date hereof, as specified in Section 13.11), and keep in effect, a valid election under Code section 754.  The Board shall have the authority to make any and all other tax elections and other decisions relating to Tax matters (including any of the determinations made under the Code and Regulations under this Agreement); provided that the Board shall be permitted to delegate such authority.

Section 6.4Fiscal Year

.  The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year; provided, however, that the last Fiscal Year of the Company shall end on the date on which the Company is terminated; provided, further, that in the event of a deemed termination under Code section 708, the Fiscal Year shall terminate to the extent the Board determines such termination is reasonable and appropriate to address matters of tax compliance and reporting.

Section 6.5Tax Matters Partner

.  For purposes of Code section 6231(a)(7) as in effect prior to the enactment of the Bipartisan Budget Act of 2015 and Code section 6223(a) as amended by the Bipartisan Budget Act of 2015, the Company and each Member hereby designate Linn Holdco II as the “tax matters partner” and the “partnership representative,” respectively (collectively, the “Tax Matters Partner”).  The Board may remove or replace the Tax Matters Partner at any time and from time to time.  The Tax Matters Partner is specifically directed and authorized to take whatever steps may be necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations.  The Company shall indemnify and reimburse, to the fullest extent permitted by law, the Tax Matters Partner for all expenses (including legal and accounting fees) incurred as Tax Matters Partner while acting in good faith pursuant to this Section 6.5.

Section 6.6Amended Returns

.  In the event of an adjustment by the Internal Revenue Service of any item of income, gain, loss, deduction or credit of the Company for a taxable year of the Company under Code section 6225(a) (a “Partnership Audit Adjustment”) that results, or would with the passing of time result, in a final assessment under Code section 6232, unless the Board elects, with the consent of the majority of the Class A Members, not to apply the provisions of this Section 6.6, upon the receipt of an amended Schedule K-1 from the Company (other than pursuant to Code section 6226), each Member (and each former Member) agrees to file an amended return as provided under Code section 6225(c)(2) taking into account all Partnership Audit Adjustments allocated to such Member (or former Member) as proposed in the Partnership Audit Adjustment (or, for the avoidance of doubt, as otherwise allocated pursuant to this Agreement if not allocated in the Partnership Audit Adjustment), and to pay the amount of any tax (including any interest and penalties thereon) due with respect to such amended return in such a manner and in such amount that the amount of any “imputed underpayment” of the Company, within the meaning of Code section 6225(a)(1), otherwise resulting from the Member’s (or former Member’s) allocable share of the Partnership Audit Adjustment is determined without regard to the portion of the Partnership Audit Adjustment taken into account by such Member (or former Member) on such amended return.

ARTICLE 7. POWERS, RIGHTS AND DUTIES OF THE MEMBERS

Section 7.1Limitations

.  Other than as set forth in this Agreement, the Members shall not participate in the management or control of the Company’s business nor shall they transact any business for the Company, nor shall they have the power to act for or bind the Company, said powers being vested solely and exclusively in the Board.

Section 7.2Liability

.  Subject to the provisions of the Act, no Member shall be liable for the repayment, satisfaction or discharge of any Company liabilities in excess of the balance of such Member’s Capital Account.  No Member shall be personally liable for the return of any portion of the Capital Contributions (or any return thereon) of any other Member.

Section 7.3Priority

.  Except as otherwise provided in this Agreement, no Member shall have priority over any other Member as to Company allocations or distributions.

Section 7.4Member Standard of Care

.  To the fullest extent permitted by law, no Member shall, in its capacity as a Member, have any fiduciary or other duties to the Company or to any other Member, other than any duties expressly set forth in this Agreement.  To the extent that any Member has any liabilities or duties at law or in equity in its capacity as a Member, including fiduciary duties or other standards of care, such liabilities and duties are hereby expressly eliminated and disclaimed by the Company and the Members to the fullest extent permitted by law.

ARTICLE 8. MANAGEMENT

Section 8.1Management

.

(a)Management Under Direction of Linn Holdco II.  Notwithstanding anything to the contrary herein, from the Effective Date until the date on which Linn Holdco II appoints one or more Linn Managers pursuant to Section 8.2(a)(i), the business and affairs of the Company shall be managed and controlled by Linn Holdco II and Linn Holdco II will be the “manager” within the meaning of the Act.  During such time (i) all references in this Agreement to “Manager,” “Board” and “Board Approval” shall be deemed to be references to Linn Holdco II and the approval of Linn Holdco II, as applicable, mutatis mutandis, (ii) references to “Management Manager” and “Independent Manager” shall be disregarded and (iii) Sections 8.2(a) - (e) (other than the last sentence of Section 8.2(e)) and Section 8.2(n) shall be disregarded.

(b)Management Under Direction of the Board.  Upon and following the date on which Linn Holdco II appoints one or more Linn Managers pursuant to Section 8.2(a)(i), the business and affairs of the Company shall be managed and controlled by a board of managers (the “Board,” and each member of the Board, a “Manager”), and the Board shall have full and complete discretion to manage and conduct the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, advisable or appropriate to accomplish the purposes and business of the Company as set forth in Section 1.3.  Notwithstanding the foregoing, no Manager in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or to otherwise bind, the Company, such powers being reserved to all of the Managers acting pursuant to Section 8.2(e) through the Board and to such agents of the Company as may be designated by the Board.

Section 8.2Board of Managers

.

(a)Composition; Initial Managers.  The Board shall initially consist of up to seven Managers, designated as follows:

(i)five designees appointed by Linn Holdco II (each, a “Linn Manager”);

(ii)one Manager (the “Management Manager”) who shall be the Chief Executive Officer (for so long as such individual holds office), who is Greg Harper as of the Effective Date; and

(iii)one Independent Manager appointed by Linn Holdco II after reasonable consultation with the Chief Executive Officer.

Linn Holdco II shall be entitled to assign its right to designate one or more Managers that Linn Holdco II is entitled to designate pursuant to the foregoing to any Person in connection with the Transfer by Linn Holdco II of any Class A Units held by Linn Holdco II.  Each Manager shall serve in such capacity until such Manager’s successor has been elected and qualified or until such Manager’s death, resignation or removal.  The Managers shall be “managers” within the meaning of the Act.

(b)Removal

.

(i)The Linn Managers may be removed, with or without cause, only by Linn Holdco II.

(ii)The Management Manager may be removed, with or without cause, only with Board Approval and Requisite Investor Approval; provided, that the Management Manager shall be automatically removed if he is no longer the Chief Executive Officer.

(iii)The Independent Manager may be removed, with or without cause, only with Requisite Investor Approval.

(c)Resignations

.  A Manager may resign at any time (and in the case of the Management Manager, shall be deemed to have resigned in the circumstances described in Section 8.2(b)(ii)).  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Company.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

(d)Vacancies.  In the event that a vacancy is created on the Board by the death, disability, retirement, resignation or removal of any Manager, such vacancy shall be filled only by consent of the Person(s) then entitled to designate such Manager pursuant to Section 8.2(a).  Any Person(s) entitled to designate a Manager may do so at any time by written notice to the Company.

(e)Votes Per Manager; Quorum; Required Vote for Board Action.  Each Manager shall be entitled to exercise one vote; provided, that a Linn Manager may exercise the vote of any absent Linn Manager (but not, for the avoidance of doubt, any other absent Manager) or if there is a vacancy in the Linn Managers then the Linn Manager(s) present at the meeting shall be given one additional vote for each such vacancy (and, if more than one Linn Manager is present at the meeting, then such additional vote(s) shall be allocated among the Linn Managers present in proportion to the number of Linn Managers present, or, in such other proportions as are determined by the present Linn Managers).  A meeting of the Board will be called on at least 24 hours’ prior notice to each Manager, unless such notice is waived by each Manager.  Managers having a majority of the votes then entitled to be cast by the total number of Managers then entitled to be appointed to the Board, including at least one Linn Manager, either present (in person or by telephone pursuant to Section 8.2(k) or by proxy), shall be necessary and sufficient to constitute a quorum for the transaction of business at a meeting of the Board.  Unless expressly provided otherwise in this Agreement, approval of a matter by the Board will require the affirmative vote of a majority of the votes cast on such matter, including the affirmative vote of at least one Linn Manager (such approval, “Board Approval”).

(f)Place of Meetings; Order of Business.  The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution.  At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by the resolution of the Board.

(g)Regular Meetings.  Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board.

(h)Special Meetings.  Special meetings of the Board may be called by any Managers having at least two votes, including at least one Linn Manager.  Notice of a special meeting need not state the purpose or purposes of such meeting.

(i)Compensation.  No Manager, other than an Independent Manager, shall receive any compensation for serving on the Board.  All of the Managers shall be entitled to reimbursement for reasonable out-of-pocket expenses in attending meetings of the Board.  Except as restricted by the immediately preceding sentence, the Board shall have the authority to fix the compensation of Managers.

(j)Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all Managers.  The writing or writings evidencing the action by written consent shall be filed with the minutes of proceedings of the Board.

(k)Telephonic Conference Meeting.  Subject to the requirement for notice of meetings, members of the Board may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(l)Waiver of Notice Through Attendance.  Attendance of a Manager at any meeting of the Board (including pursuant to Section 8.2(k)) shall constitute a waiver of notice of such meeting, except where such Manager attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Managers at such meeting of such purpose.

(m)Reliance on Books, Reports and Records.  Each Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company.

(n)Committees

.

(i)Designation; Powers.  Subject to the provisions of Section 8.2(n)(ii), the Board may designate one or more committees (including a compensation committee or an audit committee) with each such committee consisting of one or more of the Managers, including at least one Linn Manager, unless otherwise agreed by Linn Holdco II.  Any such designated committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Company as may be provided in such resolution, except that no such committee shall have the power or authority of the Board with regard to amending the Certificate or this Agreement.  In addition, such committee or committees shall have such other limitations of authority as may be determined from time to time by resolution adopted by the Board.  Unless otherwise determined by the Board, the Management Manager shall not be permitted to serve on any committee in respect of which the scope of the matters delegated to such committee is such that it would require the Management Manager to recuse himself if such matters were considered by the full Board.

(ii)Procedure; Meetings; Quorum.  Any committee designated in accordance with this Section 8.2(n) shall choose its own chairman and, if desired, its own secretary, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such committee or the Board.  At every meeting of any committee, the presence of a majority of all the members thereof (including at least one Linn Manager if any such Manager serves on such committee) shall constitute a quorum.  The affirmative vote of a majority of the members of any committee shall be necessary for the approval of any matter by such committee.  Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members of such committee entitled to vote thereon were present (in person or by teleconference) or represented by proxy and voted.

(iii)Substitution of Managers.  Subject to the provisions of Section 8.2(n)(ii), the Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 8.3Officers

.

(a)Designation and Appointment.  The Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as officers of the Company (each, an “Officer” and, collectively, “Officers”), with such titles as and to the extent authorized by the Board.  Any number of offices may be held by the same Person.  In its discretion, the Board may choose not to fill any office for any period as it may deem advisable.  Officers need not be residents of the State of Delaware or Members.  Any Officers so designated shall have such authority and perform such duties as the Board may from time to time delegate to them.  The Board may assign titles to particular Officers.  Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board.

Designation of an Officer shall not of itself create any contractual or employment rights.  The Officers as of the Effective Date are set forth on Schedule II.

(b)Resignation and Removal.  Any Officer may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Any Officer may be removed as such, either with or without cause at any time by the Board.

(c)Standard of Care.

(i)The officers of the Company shall owe the same fiduciary duties to the Members and the Company as are owed by officers of a Delaware corporation to such corporation and the stockholders; provided, however, that an officer of the Company shall not be personally liable to the Company or the Members for monetary damages for breach of fiduciary duty as an officer of the Company, except for liability (A) subject to paragraph (ii) below, for any breach of such officer’s duty of loyalty to the Company or the Members, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (C) for any transaction from which such officer derived any improper personal benefit.

(ii)Notwithstanding anything to the contrary set forth in this Agreement, to the extent that officers of the Company have any fiduciary or similar duties to the Company pursuant to the laws of the State of Delaware, whether in law or in equity, that result solely from the fact that such individual is an officer of the Company and that are more expansive than those contemplated by this Section 8.3(c), such duties are hereby modified to the extent permitted under the Act to those contemplated by this Section 8.3(c).

Section 8.4Existence and Good Standing

.  The Board may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations.  The Board may cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions.

Section 8.5Investment Company Act

.  The Board shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act of 1940, as amended.

Section 8.6Indemnification of the Managers, Officers and Agents

.

(a)The Company shall indemnify and hold harmless the Managers and their respective Affiliates, and the former and current Officers, agents and employees of the Company, and each such Affiliate (each, an “Indemnified Party”), from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not a result of fraud, gross negligence or willful misconduct by such Indemnified Party.  Any indemnification pursuant to this Section 8.6 shall only be from the assets of the Company.

(b)Expenses (including reasonable attorneys’ fees) incurred by an Indemnified Party in a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, that if an Indemnified Party is advanced such expenses and it is later determined that such Indemnified Party was not entitled to indemnification with respect to such action, suit or proceeding, then such Indemnified Party shall reimburse the Company for such advances.

(c)No amendment, modification or deletion of this Section 8.6 shall apply to or have any effect on the right of any Indemnified Party to indemnification for or with respect to any acts or omissions of such Indemnified Party occurring prior to such amendment, modification or deletion.

Section 8.7Certain Costs and Expenses

.  The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company.

ARTICLE 9. TRANSFERS OF INTEREST BY MEMBERS; PRE-EMPTIVE RIGHTS; IPO CONVERSION; REpurchase rights; conversion rights

Section 9.1Restrictions on Transfers of Interests by Members

.  No Member may sell, assign, pledge or in any manner dispose of or create or suffer the creation of a security interest in or any encumbrance (it being agreed that no provision of the Conversion Rights set forth in Section 9.15 shall constitute an encumbrance for purposes of this Agreement) on all or a portion of its Interest in the Company (the commission of any such act being referred to as a “Transfer,” any person who effects a Transfer being referred to as a “Transferor” and any person to whom a Transfer is effected being referred to as a “Transferee”) except in accordance with the terms and conditions set forth in this Article 9.  No Transfer of an Interest in the Company shall be effective until such time as all requirements of this Article 9 in respect thereof have been satisfied and, if consents, approvals or waivers are required under this Agreement by a Member, all of the same shall have been confirmed in writing by such Member.  Any Transfer or purported Transfer of an Interest in the Company not made in accordance with this Agreement (a “Void Transfer”) shall be null and void and of no force or effect whatsoever.  Any amounts otherwise distributable under Article 5 or Article 10 in respect of an Interest in the Company that has been the subject of a Void

Transfer may be withheld by the Company until the Void Transfer has been rescinded, whereupon the amount withheld (after reduction by any damages suffered by the Company attributable to such Void Transfer) shall be distributed without interest to the rightful holder of such Interest.

Section 9.2Transfer of Interest of Members

.

(a)Except pursuant to Section 9.8, Section 9.9 and  Section 9.15, no Class B Member may Transfer all or any portion of its Interest in the Company to any Person without complying with Section 9.3 and obtaining the prior written consent of the Board; provided, that, subject to Section 9.3, a Member holding Class B Units may transfer such Units to (i) a Person within such Member’s Family Group without such consent, provided that such Member provides reasonable advance written notice of such transfer to the Board and (ii) a Permitted Transferee of such Member, upon consent of the Board, not to be unreasonably withheld, conditioned or delayed.  Class A Members may Transfer all or any portion of their respective Class A Units in the Company to (x) Permitted Transferees of such Persons and (y) to any Person, subject such Class A Member’s compliance with Section 9.7 or Section 9.8.

(b)The Transferee of a Member’s Interest in the Company may be admitted to the Company as a Substituted Member upon the prior written consent of the applicable Member (which consent shall not be unreasonably withheld, conditioned or delayed); provided that such consent shall not be necessary in the case of a Transferee who is a Person within the Family Group of a Member holding Class B Units.  Unless a Transferee of a Member’s Interest in the Company is admitted as a Substituted Member under this Section 9.2(b), it shall have none of the powers of a Member hereunder and shall have only such rights of an assignee under the Act as are consistent with this Agreement.  No Transferee of a Member’s Interest shall become a Substituted Member unless such Transfer shall be made in compliance with Sections 9.2(a) and 9.3.

(c)Upon the Transfer of the entire Interest in the Company of a Member and effective upon the admission of its Transferee as a Member, the Transferor shall be deemed to have withdrawn from the Company as a Member.

(d)Upon the death, dissolution, resignation or withdrawal in contravention of Section 10.1, or the bankruptcy of a Member (the “Withdrawing Member”), the Company shall have the right to treat such Member’s successor(s)-in-interest as assignee(s) of such Member’s Interest in the Company but, until any such successor-in-interest has executed a joinder to this Agreement (which shall be delivered to the Company as soon as reasonably practicable after a Member becomes aware of such event), with none of the powers of a Member hereunder and with only such rights of an assignee under the Act as are consistent with this Agreement.  For purposes of this Section 9.2(d), if a Withdrawing Member’s Interest in the Company is held by more than one Person (for purposes of this clause (d), the “Assignees”), the Assignees shall appoint one Person with full authority to accept notices and distributions with respect to such Interest in the Company on behalf of the Assignees and to bind them with respect to all matters in connection with the Company or this Agreement.

(e)Upon request of the Company, each Member agrees to provide to the Company information regarding its adjusted tax basis in its Interests along with documentation substantiating such amount, and any other information, documentation and certification necessary for the Company to comply with Code section 743 and the Regulations thereunder.

(f)The Company shall reflect each Transfer and admission of a Member authorized under this Article 9 by amending the Schedule of Members maintained pursuant to Section 3.1.

(g)Transfers of Units otherwise permitted or required by this Agreement may only be made in compliance with applicable foreign, U.S. federal and state securities laws, including the Securities Act.

Section 9.3Further Requirements

.  In addition to the other requirements of Section 9.2, and unless waived in whole or in part by the Board, no Transfer of all or any portion of an Interest in the Company may be made unless the following conditions are met:

(a)The Transferor or Transferee shall have paid all reasonable costs and expenses, including attorneys’ fees and disbursements and the cost of the preparation, filing and publishing of any joinder or amendment to this Agreement or the Certificate, incurred by the Company in connection with the Transfer;

(b)The Transferor shall have delivered to the Company a fully executed copy of all documents relating to the Transfer, executed by both the Transferor and the Transferee, and the agreement of the Transferee in writing and otherwise in form and substance reasonably acceptable to the Board to:

(i)be bound by the terms imposed upon such Transfer by the terms of this Agreement; and

(ii)assume all obligations of the Transferor under this Agreement relating to the Interest in the Company that is the subject of such Transfer;

(c)The Board shall have been reasonably satisfied, including, at its option, having received an opinion of counsel to the Company reasonably acceptable to the Board, that:

(i)the Transfer will not cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes;

(ii)the Transfer either (a) will not cause the Company to be treated as a “publicly traded partnership” within the meaning of Code section 7704  (a “PTP Event”) or (b) if the Transfer would result in a PTP Event, (i) the Board is fully aware that a PTP Event would occur; (ii) the Board concludes that a PTP Event is in the best interests of the Members; and (iii) the majority of Class A Members consent to the PTP Event;

(iii)the Transfer will not cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended, or other similar regulatory authority;

(iv)the Transfer will not result in any class of equity securities of the Company being held of record by a number of Persons that the Board determines could result in the Company’s being required to file periodic reports under the Exchange Act, as amended; and

(v)the Transfer does not require registration under the Securities Act or any rules or regulations thereunder, or under applicable state securities laws.

Any waivers from the Board under this Section 9.3 shall be given or denied as reasonably determined by the Board.

Section 9.4Consequences of Transfers Generally

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(a)In the event of any Transfer or Transfers permitted under this Article 9, the Transferor and the Interest in the Company that is the subject of such Transfer shall remain subject to this Agreement, and the Transferee shall hold such Interest in the Company subject to all unperformed obligations of the Transferor. Any successor or Transferee hereunder shall be subject to and bound by this Agreement as if originally a party to this Agreement.

(b)Unless a Transferee of a Member’s Interest becomes a Substituted Member, such Transferee shall have no right to obtain or require any information or account of Company transactions, or to inspect the Company’s books or to exercise any rights of approval reserved only to admitted Members of the Company with respect to Company matters.  Such a Transfer shall, subject to the last sentence of Section 9.1, merely entitle the Transferee to receive the share of distributions, Net Income, Net Loss and items of income, gain, deduction and loss to which the Transferor otherwise would have been entitled.  Each Member agrees that such Member will, upon request of the Company, execute such certificates or other documents and perform such acts as the Board deems appropriate after a Transfer of such Member’s Interest in the Company (whether or not the Transferee becomes a Substituted Member) to preserve the limited liability of the Members under the laws of the jurisdictions in which the Company is doing business.

(c)The Transfer of a Member’s Interest in the Company and the admission of a Substituted Member shall not be cause for dissolution of the Company.

Section 9.5Capital Account; Interests

.  Any Transferee of a Member under this Article 9 shall, subject to the last sentence of Section 9.1, succeed to the portion of the Capital Account and Interests so transferred to such Transferee.

Section 9.6Additional Filings

.  Upon the admission of a Substituted Member under Section 9.2, the Company shall cause to be executed, filed and recorded with the appropriate governmental agencies such documents (including amendments to this Agreement) as are required to accomplish such substitution.

Section 9.7Drag-Along Rights

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(a)A Drag-Along Transaction that is a bona fide transaction with a counterparty or counterparties that are not Affiliates of the Initiating Member may be initiated in compliance with this Section 9.7 at any time by the Class A Members, acting with Requisite

Investor Approval.  The Class A Member or Class A Members initiating a Drag-Along Transaction pursuant to this Section 9.7(a) are referred to as the “Initiating Members.”

(b)In connection with any Drag-Along Transaction properly initiated pursuant to Section 9.7(a), and subject to the terms and conditions set forth in this Section 9.7, all holders of Units entitled to consent thereto shall consent to and raise no objections against the consummation of the Drag-Along Transaction, and if the Drag-Along Transaction is structured as: (i) a direct or indirect consolidation, merger or other business combination, or a sale or other disposition of all or substantially all of the assets of the Company, each holder of Units entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive any appraisal rights or similar rights in connection with such consolidation, merger, other business combination or asset sale; or (ii) a sale of all or substantially all of the Units, each holder of Units shall agree to sell all of his or its Units that are the subject of the Drag-Along Transaction, on the terms and conditions of such Drag-Along Transaction.  The holders of Units shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction reasonably requested by the Initiating Members, including the execution of such agreements and such other instruments and the taking of such other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow or holdback arrangements relating to such Drag-Along Transaction (in each case, subject to Sections 9.7(c)(iii), 9.7(c)(iv), 9.7(c)(v) and 9.7(c)(vi)), in each case to the extent that each other holder of Units is similarly obligated except as otherwise provided for in this Agreement, and (B) effectuate the allocation and distribution of the aggregate consideration upon the consummation of the Drag-Along Transaction as set forth in Section 9.7(c).  The holders of Units shall be permitted to sell their Units pursuant to any Drag-Along Transaction without complying with any other provisions of this Article 9 other than this Section 9.7(c).

(c)The obligations of the holders of Units pursuant to this Section 9.7 are subject to the following terms and conditions:

(i)upon the consummation of the Drag-Along Transaction, each holder of Units shall receive the same proportion of the aggregate consideration from such Drag-Along Transaction that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 5.1 as in effect immediately prior to such Drag-Along Transaction, and if a holder of Units receives consideration from such Drag-Along Transaction in a manner other than as contemplated by such rights and preferences or in excess of the amount to which such holder is entitled in accordance with such rights and preferences, then such holder shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the holders of Units in accordance with such rights and preferences;

(ii)the Company shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (costs incurred by or on behalf of any holder of Units for its sole benefit will not be considered costs of the Drag-Along Transaction) unless otherwise agreed by the Company and the acquiror, in which case no holder of Units shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction (excluding modest expenditures for postage, copies, and the like) and no holder of Units shall be obligated to pay any portion (or, if paid, such holder shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received by such holder in the Drag-Along Transaction) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction for the benefit of all holders of Units and are not otherwise paid by the Company or another Person;

(iii)no holder of Units shall be required to provide any representations, warranties or indemnities under any agreements entered into in connection with the Drag-Along Transaction, other than (A) representations, warranties or indemnities relating to the business or condition of the Company or its subsidiaries for which the sole recourse is to consideration in escrow or holdback or by way of offset against amounts potentially payable in the future pursuant to earn-out rights or similar contractual arrangements, and (B) customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning: (1) such holder’s valid title to and ownership of the Units, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws); (2) such holder’s authority, power and right to enter into and consummate the Drag-Along Transaction; (3) the absence of any violation, default or acceleration of any agreement to which such holder is subject or by which its assets are bound as a result of the Drag-Along Transaction; and (4) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the Drag-Along Transaction (and then only to the extent that each other holder of Units provides similar representations, warranties and indemnities with respect to the Units held by such holder of Units);

(iv)no holder of Units shall be obligated in respect of any indemnity obligations other than with respect to the customary representations, warranties and indemnities made on a several (and not joint) basis and referred to in Section 9.7(c)(iii) in such Drag-Along Transaction for an aggregate amount in excess of the total consideration payable to such holder of Units in such Drag-Along Transaction;

(v)no holder of Units shall be obligated in respect of any noncompetition, non-solicitation or similar restrictive covenants in such Drag-Along Transaction, in each case that are more restrictive than any such restrictive covenants by which such holder is bound to the Company or any of its Affiliates at the time of such Drag-Along Transaction;

(vi)consideration placed in escrow or held back shall be allocated among holders of Units such that if the applicable Third Party in the Drag-Along Transaction ultimately is entitled to some or all of such escrow or holdback amounts, then the net ultimate proceeds received by such holders shall still comply with the intent of Section 9.7(c)(i) as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-Along Transaction; and

(vii)if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the Fair Market Value of such consideration.

(d)Notwithstanding anything to the contrary in this Section 9.7, if the consideration proposed to be paid to the holders of Units in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each holder of Units that is not then an Accredited Investor (without regard to Rule 501(a)(4) under the Securities Act) may be required, at the request and election of the Initiating Members, to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such requesting holders, or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the Fair Market Value of such securities.

(e)The Initiating Members proposing a Drag-Along Transaction shall have the right in connection with such a prospective transaction (or in connection with the investigation or consideration of any such prospective transaction) to require the Company to cooperate fully with potential acquirors in such prospective transaction by taking all customary and other actions reasonably requested by such holders or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and making its officers and employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  In addition, the Initiating Members proposing a Drag-Along Transaction shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation.  The Company shall provide assistance with respect to these actions as reasonably requested.

(f)To the extent a Drag-Along Transaction includes assets other than Units, then the Initiating Members shall propose an initial value for the Company and the Initiating Members and the holders of the Units who are not Initiating Members shall engage in good faith negotiations for a period of 10 days to determine the value allocable to the Company in connection therewith. If after such period the Initiating Members and the holders of the Units who are not Initiating Members are unable to agree to such value, then the Initiating Members and the holders of the Units who are not Initiating Members will, within 30 days of the end of such 10-day negotiation period, engage a nationally recognized valuation firm experienced in the valuation of private companies that is mutually agreeable to the Initiating Members and the holders of the Units who are not Initiating Members and independent of each of the parties (the “Auditor”), to resolve such dispute.  For this purpose, a valuation firm shall be considered independent of each of the parties if, within the prior two-year period, the valuation firm has neither (i) provided any services to the Company or any of its Affiliates, nor (ii) performed any substantial services for the holders of the Units who are not Initiating Members or their respective Affiliates.  The parties shall promptly provide the Auditor with any information requested by the Auditor as necessary or appropriate in resolving such dispute.  The Auditor shall review such information and, within 30 days of its appointment, shall deliver its determination of value allocable to the Company in connection with the Drag-Along Transaction includes assets other than Units, which, absent a court’s finding of fraud or manifest error, shall be binding on the parties. The fees and expenses of the Auditor shall be borne by (x) the Initiating Members, if the final value allocable to the Company by the Auditor is greater than 110% of the initial value proposed by the Initiating Members, and (y) the holders of Units other than the Initiating Members, if the final value allocable to the Company by the Auditor is less than or equal to 110% of the initial value proposed by the Initiating Members.

Section 9.8Tag-Along Rights

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(a)If any one or more Members (in such capacity, collectively, the “Tag Subject Member”) desire to Transfer a number of Units (other than Class B Units) that represent, in the aggregate, at least 50% of the total economic value of all Units (other than Class B Units) to a Third Party (the “Tag-Along Transferee”), other than through an Excluded Transfer, then the Tag Subject Member shall offer to include in such proposed Transfer (a “Tag-Along Sale”) a number of Units owned and designated by any Tag Eligible Seller, in each case in accordance with the terms of this Section 9.8.

(b)The Tag Subject Member shall cause the offer from such Tag-Along Transferee (the “Tag-Along Offer”) to be reduced to writing, which writing shall include: (i) an offer to purchase or otherwise acquire Units from the Tag Eligible Sellers as required by this Section 9.8; (ii) a time and place designated for the closing of such purchase; and (iii) the per-Unit purchase price proposed to be paid by the Tag-Along Transferee for the Tag Subject Member’s and Tag Eligible Sellers’ Units in such Tag-Along Sale (the “Tag-Along Price”).

(c)Each of the Tag Eligible Sellers shall be entitled to request to include certain Units in such Tag-Along Sale, in each case in accordance with the terms of this Section 9.8.

(d)The Tag Subject Member shall send written notice of such Tag-Along Offer (a “Tag Inclusion Notice”), together with the Tag Subject Member Requested Class A Percentage, to each of the Tag Eligible Sellers.  Each Tag Eligible Seller shall have the right (a “Tag Inclusion Right”), exercisable by delivery of written notice to the Tag Subject Member at any time within 10 Business Days after receipt of the Tag Inclusion Notice, to request to sell in the Tag-Along Sale a number of Class A Units or Class B Units up to the total number of Class A Units or Class B Units, as applicable, held by such Tag Eligible Seller multiplied by the Tag Subject Member Requested Class A Percentage.

(e)Promptly following the completion of the procedures described in Section 9.8(d), the following procedures shall apply:

(i)first, the Tag Subject Member shall notify the Tag-Along Transferee of the number of Requested Units; and

(ii)next, the Tag Subject Member shall determine whether the Tag-Along Transferee is willing to purchase all of the Requested Units.  If the Tag-Along Transferee is unwilling to purchase all such Units, then the Tag Subject Member shall determine what percentage of Requested Units such Tag-Along Transferee is willing to purchase in the aggregate (the “Purchased Percentage”).  In such event, the number of Requested Units that the Tag Subject Member and each of the exercising Tag Eligible Sellers otherwise would have sold in the Tag-Along Sale shall be reduced on a pro rata basis so as to permit the Tag Subject Member and the exercising Tag Eligible Sellers to sell in the aggregate a number of Units equal to the total number of Requested Units multiplied by the Purchased Percentage (the “Purchased Units”).

(f)Notwithstanding anything to the contrary in this Section 9.8, if the consideration proposed to be paid by the Tag-Along Transferee in a Tag-Along Sale includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each holder of Units participating in the Tag-Along Sale that is not then an Accredited Investor (without regard to Rule 501(a)(4) under the Securities Act) may be required, at the request and election of the Tag Subject Member, to: (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Tag Subject Member; or (ii) agree to accept cash in lieu of any securities such holder would otherwise receive in an amount equal to the Fair Market Value of such securities; provided, however, that upon written request the Board shall provide any holder of Units all information reasonably related to its determination of Fair Market Value.

(g)At the time (subject to extension to the extent necessary to pursue any required regulatory or equityholder approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) and place provided for the closing in the Tag-Along Offer, or at such other time and place as the Tag Subject Member, and the Tag-Along Transferee shall agree, the Tag Subject Member and the exercising Tag Eligible Sellers shall sell to the Tag-Along Transferee all of the Purchased Units.  Each sale of Purchased Units pursuant to this Section 9.8(g) shall be upon terms and conditions, if any, not more favorable individually and in the aggregate to the purchaser than those in the Tag-Along Offer and the Tag Inclusion Notice, and upon the consummation of such sale, each transferor of Purchased Units shall receive the consideration specified in Section 9.8(h).

(h)Upon the consummation of a Tag-Along Sale, each transferor of Purchased Units shall receive an amount of consideration equal to the product obtained by multiplying (i) the number of Purchased Units sold by such transferor in the Tag-Along Sale by (ii) the Tag-Along Price.  If a transferor of Purchased Units receives consideration from such Tag-Along Sale in a manner other than as contemplated by the immediately preceding sentence or in excess of the amount to which such transferor is entitled in accordance with the immediately preceding sentence, then such transferor shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the transferors of Purchased Units in accordance with the immediately preceding sentence.

(i)The Class A Members shall have the right in connection with any Tag-Along Sale (or in connection with the investigation or consideration of any potential Tag-Along Sale) to require the Company to cooperate fully with potential acquirors in such prospective Tag-Along Sale by taking all customary and other actions reasonably requested by the Class A Members, acting with Requisite Investor Approval, or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  The Company shall provide assistance with respect to these actions as reasonably requested by the Class A Members, acting with Requisite Investor Approval.

(j)No holder of Units shall be obligated in respect of any noncompetition, non-solicitation or similar restrictive covenants in such Tag-Along Sale, in each case that are more restrictive than any such restrictive covenants by which such holder is bound to the Company or any of its Affiliates at the time of such Tag-Along Sale.

(k)Notwithstanding anything to the contrary in this Agreement, at any time after the six-month anniversary of the date of the delivery of the Tag Inclusion Notice with respect to each proposed Tag-Along Sale, the Board, with Requisite Investor Approval, shall be entitled to waive, on behalf of each Tag Eligible Seller, each former Tag Eligible Seller and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Tag Eligible Seller Persons”), any and all claims such Tag Eligible Seller Persons have, had, may have, or may have had with respect to any non-compliance with or violation of this Section 9.8 by any Person with respect to such Tag-Along Sale (whether or not any Units were transferred pursuant to this Section 9.8), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such six-month anniversary.

Section 9.9Qualified Public Offering

.

(a)A Qualified Public Offering may be initiated and approved by the holders of Class A Units acting with Requisite Investor Approval.  The Member or Members initiating a Qualified Public Offering pursuant to this Section 9.9 are referred to as the “IPO Initiating Members.”

(b)In connection with any proposed Qualified Public Offering approved in accordance with this Agreement, if required by the IPO Initiating Members, the outstanding Units may be converted or exchanged in accordance with this Section 9.9 (the “IPO Exchange”) into equity securities of the IPO Issuer and/or its general partner (an “IPO GP”) (if applicable) (“IPO Securities”); provided, that all Units so converted or exchanged shall be converted or exchanged into the same class and/or series of IPO Securities.  IPO Securities issued in connection with any IPO Exchange in exchange for Units may or may not include, in whole or in part, equity securities of the IPO Issuer of the same class or series as the securities of the IPO Issuer proposed to be offered to the public in the Qualified Public Offering (the “Publicly Offered Securities”).  In connection with any IPO Exchange, each outstanding Unit will be converted into or exchanged for IPO Securities such that each holder of Units will receive IPO Securities having a value equal to the amount that such holder would have received if, immediately prior to the consummation of the Qualified Public Offering, all of the Company’s assets had been sold for their Fair Market Values (which Fair Market Values shall be determined, if applicable, taking into account the expected offering price per Publicly Offered Security in the Qualified Public Offering, net of any underwriting discounts and commissions) and the resulting amount had been distributed by the Company pursuant to the rights and preferences set forth in Section 5.1 and Section 10.3 as in effect immediately prior to such distribution.  Notwithstanding the foregoing, if the IPO Securities will include multiple classes of securities (including any subordinated interests, general partner interest or incentive distribution rights) in the IPO Issuer or an IPO GP, or will include the implementation of an “Up-C” or similar structure, then the IPO Exchange shall be structured in a manner such that each holder of Units has the right to elect to receive substantially the same proportionate share of the Publicly Offered Securities and of each such other class of securities, or otherwise shares proportionately the economic benefits of such class of securities, as each other holder of Units (taking into account the amount that would be received by each such holder in the hypothetical Distribution described in the immediately preceding sentence).

(c)If, in connection with the IPO Exchange, the IPO Initiating Members reasonably determine that it is advisable to have the holders of the Units contribute all of the Units to the IPO Issuer and/or an IPO GP in one or a series of transactions pursuant to an agreement that provides for the exchange of Units into IPO Securities of such Person or Persons (with the amount of IPO Securities to be received by each such holder being reasonably determined in accordance with this Section 9.9), each holder of Units agrees to participate in such an exchange.  For the sake of clarity, the IPO Initiating Members may elect, in connection with a proposed Qualified Public Offering where a subsidiary of the Company or another entity that is not the Company or its successor is the IPO Issuer, not to cause an IPO Exchange in connection therewith and, to the extent such an IPO Exchange does not occur, this Agreement may continue in effect after a Qualified Public Offering in accordance with its terms.

(d)Subject to Section 9.9(b), but notwithstanding anything to the contrary in this Agreement, at any time after the approval of a Qualified Public Offering in accordance with this Agreement, the IPO Initiating Members shall be entitled to approve the transaction or transactions to effect the IPO Exchange and to take all such other actions as are required or necessary to facilitate the Qualified Public Offering including: (i) determining the terms of the organizational documents of the IPO Issuer and the IPO GP (if applicable); (ii) forming any entities required or necessary in connection with the Qualified Public Offering (including any IPO GP); (iii) transferring or causing to be transferred any assets between or among the Company, the IPO Issuer and any of the Company’s subsidiaries; and (iv) subject to Section 12.1, amending the terms of this Agreement, in each case without the consent or approval of any other Person (including the Board).  If the IPO Initiating Members elect to exercise rights to initiate a Qualified Public Offering under this Section 9.9, each of the Members and the Board shall take such actions as may be reasonably requested in connection with consummating the IPO Exchange, including (A) such actions as are required to Transfer all of the issued and outstanding Units or assets of the Company to an IPO Issuer or its general partner and (B) such actions as are required in order to merge or consolidate the Company into or with an IPO Issuer or IPO GP.

(e)Each Member shall sell any fractional IPO Securities owned by such party (after taking into account all IPO Securities held by such party) to the IPO Issuer or IPO GP, as applicable, upon the request of the Company in connection with or in anticipation of the consummation of a Qualified Public Offering, for cash consideration equal to the Fair Market Value of such fractional securities.

(f)Notwithstanding anything to the contrary in this Section 9.9, if no registration statement covering the issuance of the IPO Securities to the Members in the IPO Exchange has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor (without regard to Rule 501(a)(4) under the Securities Act) may be required, at the request and election of the IPO Initiating Members, to: (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such IPO Initiating Members; or (ii) agree to accept cash in lieu of any IPO Securities which such Member that is not then an Accredited Investor would otherwise receive in an amount equal to the Fair Market Value of such IPO Securities.

Section 9.10Pre-emptive Rights

.

(a)Prior to the Company issuing, other than through an Excluded Unit Issuance, any Units or options or other rights to acquire Units, whether through exchange, conversion or otherwise, including pursuant to a commitment or subscription to acquire Units over time pursuant to capital calls or otherwise (collectively, the “New Interests”) to a proposed purchaser (the “Proposed Purchaser”), each Eligible Purchaser shall have the right to purchase the number of New Interests as provided in this Section 9.10.  For all purposes of this Section 9.10 (including for purposes of the definitions of defined terms used in this Section 9.10), Qualifying Participants shall be deemed to be Eligible Purchasers pursuant to this Section 9.10 and such Qualifying Participants shall have the pre-emptive rights granted to such Qualifying Participants pursuant to the Incentive Plan.

(b)The Company shall give each Eligible Purchaser at least 15 calendar days’ prior notice (the “Pre-emptive Notice”) of any proposed issuance of New Interests, which notice shall set forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Eligible Purchaser the opportunity to purchase its Pre-Emptive Proportionate Share (which Pre-Emptive Proportionate Share shall be calculated as of the date of such notice) of the New Interests at the same price, on the same terms and conditions and at the same time as the New Interests are proposed to be issued by the Company.  If any Eligible Purchaser wishes to exercise its pre-emptive rights, it must do so by delivering an irrevocable written notice to the Company within 15 calendar days after delivery of the Pre-emptive Notice by the Company (the “Election Period”), which notice shall state the dollar amount of New Interests such Eligible Purchaser (each a “Requesting Purchaser”) would like to purchase up to a maximum amount equal to such Eligible Purchaser’s Pre-Emptive Proportionate Share of the total offering amount plus the additional dollar amount of New Interests such Requesting Purchaser would like to purchase in excess of its Pre-Emptive Proportionate Share (the “Over-Allotment Amount”), if any, if other Eligible Purchasers do not elect to purchase their entire respective Pre-Emptive Proportionate Shares of the New Interests.  The rights of each Requesting Purchaser to purchase a dollar amount of New Interests in excess of each such Requesting Purchaser’s Pre-Emptive Proportionate Share of the New Interests shall be based on the relative Pre-Emptive Proportionate Shares of the New Interests of those Requesting Purchasers desiring Over-Allotment Amounts.

(c)If not all of the New Interests are subscribed for by the Eligible Purchasers, the Company shall have the right, but shall not be required, to issue and sell the unsubscribed portion of the New Interests to the Proposed Purchaser at any time during the 90 days following the termination of the Election Period pursuant to the terms and conditions set forth in the Pre-emptive Notice.  The Board may, in its reasonable discretion, impose other reasonable and customary terms and procedures, such as setting a closing date, rounding the number of Units covered by this Section 9.10 to the nearest whole Unit and requiring customary closing deliveries in connection with any pre-emptive rights offering.  In the event any Eligible Purchaser refuses to purchase offered New Interests for which it subscribed pursuant to the exercise of pre-emptive rights granted thereto under this Section 9.10, in addition to any other rights the Company may be permitted to enforce at law or in equity, such Eligible Purchaser and any Permitted Transferee of such Eligible Purchaser shall not be considered an Eligible Purchaser for any future rights granted under this Section 9.10 unless the Board expressly designates such Person as an Eligible Purchaser (which the Board, in its sole discretion, may do on an offer-by-offer basis or not at all).

(d)Notwithstanding anything to the contrary in this Agreement, with Requisite Investor Approval, the Company may, in order to expedite the issuance of the New Interests under this Agreement, issue all or a portion of such New Interests to any Proposed Purchaser approved by the Board without complying with Sections 9.10(a)-(c); provided, however, that prior to such issuance, either (i) such Proposed Purchaser agrees to offer to sell to each Eligible Purchaser such Eligible Purchaser’s respective Pre-Emptive Proportionate Share of such New Interests (before giving effect to the issuance of New Interests pursuant to this Section 9.10(d)) on the same terms and conditions as issued to such Proposed Purchaser (other than the date any such Eligible Purchaser may acquire such New Interests) in a manner which provides each such Eligible Purchaser with rights substantially similar to the rights set forth in Section 9.10(a)-(c) or (ii) the Company shall agree to offer to sell an amount of New Interests to each such Eligible Purchaser in an amount equal to such Eligible Purchaser’s respective Pre-Emptive Proportionate Share of such New Interests and in a manner which otherwise provides each such Eligible Purchaser with rights substantially similar to the rights set forth in Sections 9.10(a)-(c).  Any such Proposed Purchaser or the Company, as applicable, shall offer, in writing, to sell such New Interests to each Eligible Purchaser within 45 days of the issuance of such New Interests to such Proposed Purchaser and each Eligible Purchaser will have 15 Business Days after delivery of such a written offer to such Eligible Purchaser to deliver an irrevocable written notice to such Proposed Purchaser or the Company, as applicable, which notice shall state the amount of such New Interests that such Eligible Purchaser would like to purchase up to the maximum dollar amount equal to such Eligible Person’s Pre-Emptive Proportionate Share of the total offering amount, plus any desired Over-Allotment Amount, if other Eligible Purchasers do not elect to purchase their full Pre-Emptive Proportionate Shares of the New Interests.  The rights of each Requesting Purchaser to purchase Over-Allotment Amounts shall be allocated in the same manner as described in Section 9.10(b).

(e)Notwithstanding anything to the contrary in this Agreement, at any time after the six-month anniversary of the delivery of the Pre-emptive Notice with respect to each proposed issuance of New Interests pursuant to this Section 9.10, the Board, with Requisite Investor Approval, shall be entitled to waive, on behalf of each Eligible Purchaser, each former Eligible Purchaser and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Eligible Purchaser Persons”) any and all claims such Eligible Purchaser Persons have, had, may have, or may have had with respect to any non-compliance with or violation of this Section 9.10 by any Person with respect to such proposed issuance of New Interests (whether or not any Units were issued or sold pursuant to this Section 9.10), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such six-month anniversary.

Section 9.11Registration Rights

.  At or prior to (a) the consummation of any Qualified Public Offering or (b) the conversion of the Class B Units, pursuant to Section 9.15, into equity that is publicly traded on a national securities exchange and/or registered under the Exchange Act, the Members, on the one hand, and the IPO Issuer (in the case of clause (a) of this Section 9.11) or Riviera or the BMM Spinoff Parent, as applicable (in the case of clause (b) of this

Section 9.11), on the other hand, shall enter into a registration rights agreement in customary form providing for certain registration rights for the Members, which registration rights agreement shall include provisions incorporating the agreements set forth in Exhibit C.

Section 9.12Specific Performance

.  Each Member agrees that it shall be inadequate or impossible, or both, to measure in money the damage to the Company or the Members, if any of them or any Transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 9, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Members shall not have an adequate remedy at law or in damages.  Therefore, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party, without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 9 and to prevent any Transfer of Units in contravention of any terms of this Article 9, and waives any defenses thereto, including the defenses of:  (a) failure of consideration; (b) breach of any other provision of this Agreement; and (c) availability of relief in damages.

Section 9.13Termination and Survival of Certain Provisions Following Qualified Public Offering

.  Notwithstanding anything to the contrary in this Agreement, the provisions of this Article 9 (other than Section 9.2(g), Section 9.11 and Section 9.12) shall terminate and be of no further force or effect upon the earliest to occur of (i) the consummation of an IPO Exchange and (ii) with respect to any Class B Unit that is converted pursuant to Section 9.15, such conversion.

Section 9.14Repurchase Rights

.  The following provisions shall apply to each Class B Unit granted by an Award Agreement in accordance with the Incentive Plan and this Agreement:

(a)Repurchase.  On or after a Participant’s (i) Termination, for any reason or no reason, or (ii) breach of any restrictive covenants in favor of the Company or any of its subsidiaries (each, a “Repurchase Event”), the Company shall have the right (but not the obligation) to repurchase, from time to time, all or any portion of such Participant’s vested, non-converted and non-forfeited Class B Units (including any such Class B Units that were Transferred by such Participant pursuant to Section 9.2(a)) (the “Purchasable Units”).  The purchase price for the Purchasable Units being repurchased shall equal: (A) in the case of a repurchase pursuant to clause (i), the Fair Market Value of such Purchasable Units, measured as of the date of the Repurchase Notice, and (B) in the case of a repurchase pursuant to clause (ii), the lower of the amount determined pursuant to clause (A) and the Participant’s cash cost incurred in acquiring such Purchasable Units (as applicable, the “Repurchase Price”); provided, that, if a Participant takes such prohibited action as specified in clause (ii) hereof after the Company pays the Repurchase Price for such Purchasable Units, then the Participant shall repay to the Company any amounts paid in excess of that contemplated by the preceding clause. The Company’s repurchase right pursuant to this Section 9.14 shall terminate upon the Registration Date.

(b)Repurchase Notice.  In order to exercise its right pursuant to this Section 9.14, the Company must deliver a written notice to the Participant (or such Participant’s relevant Transferee, if applicable) (the “Repurchase Notice”) no later than one year after the later of (i) the date upon which the Company first became aware that it was entitled to exercise its repurchase rights hereunder and (ii) the date that is six months plus one day after the date on which the relevant Purchasable Units vested (provided that such periods may be tolled in accordance with Section 9.14(d) below), which Repurchase Notice shall set forth the number of Purchasable Units to be acquired, the Repurchase Price and the time and place for the closing of the repurchase contemplated by this Section 9.14 (the “Repurchase Closing”).

(c)Repurchase Closing.  The Repurchase Closing shall take place on the date designated by the Company in the Repurchase Notice, which date shall be on or before the thirtieth day following the date of the Repurchase Notice (the “Repurchase Closing Date”). On the Repurchase Closing Date, the Company shall pay the Repurchase Price for the Purchasable Units to be purchased, by, at the Company’s election, delivery of a cashier’s or bank check, wire transfer of immediately available funds or a subordinated note (the “Subordinated Note”), which Subordinated Note (if any) would (i) be on the terms and conditions, including a reasonable rate of interest, as determined by the Board, with reasonable consultation with the Class B Unitholder and (ii) mature upon the earliest to occur of the following: (A) a Change in Control (as defined in the Incentive Plan), (B) the Registration Date and (C) the date that is 24 months after the Repurchase Closing Date (such date, the “Maturity Date”); provided, that, the Company may offset against such Repurchase Price any then existing documented and bona fide monetary debts owed by the Participant to the Company or any of its subsidiaries; provided, further, that with respect to any Repurchase Price paid by a Subordinated Note, the amount of such Subordinated Note shall be equal to the sum of (I) the Repurchase Price plus (II) the amount of any distributions that would have been made in respect of the Purchasable Units repurchased by the Company with such Subordinated Note with respect to the time period between the Repurchase Closing Date and the Maturity Date, assuming that the Purchasable Units had not been repurchased by the Company. The Company will receive customary representations and warranties from each seller regarding the sale of the Purchasable Units, including, but not limited to, representations that such seller has good and marketable title to the Purchasable Units to be Transferred free and clear of all liens, claims and other encumbrances, and the Company will be entitled to require all sellers’ signatures to be guaranteed by a national bank or reputable securities broker. For the avoidance of doubt, if the Repurchase Price for the Purchasable Units to be repurchased hereunder is zero, the repurchase shall nonetheless be consummated as provided herein, and the Company shall not be required to deliver any consideration at the closing of such repurchase transaction.

(d)Liquidity Limitations.  If payment of all or a portion of the Repurchase Price by the Company would violate applicable law or any bona fide third party credit agreements to which the Company is a party, the Company shall pay such portion of the Repurchase Price as soon as practicable following the lapse of such prohibitions or restrictions.

Section 9.15Conversion Rights

.

(a)If (i) the Spin Transaction is consummated, (ii) Riviera (as successor to Riviera LLC) or its successor, directly or indirectly, continues to hold Class A Units on or after April 2, 2021, and (iii) the Registration Date has not occurred as of April 2, 2021, then any holder of Class B Units shall be entitled to convert the Class B Units held by such electing holder into Common Stock on the terms and conditions set forth in the Conversion Procedures; provided that this Section 9.15(a) shall terminate automatically on the Registration Date.

(b)If the Spin Transaction is not consummated prior to April 2, 2021, the parties hereto covenant to enter into good-faith negotiations regarding appropriate amendments to this Agreement to provide holders of Class B Units substantially similar economic benefits and liquidity rights as such holders would have received had the Spin Transaction been consummated no later than April 2, 2021.

(c)If, after the execution of this Agreement, a spinoff transaction occurs pursuant to which the stock of the Company or the then-current parent of the Company other than Riviera (the “BMM Spinoff Parent”) is distributed to the stockholders of the ultimate parent of the Company, and the BMM Spinoff Parent is then quoted for trading on the OTCQB or is otherwise publicly traded on a national securities exchange and/or registered under the Exchange Act, then such spinoff shall be deemed to be the “Spin Transaction” for all purposes of Section 9.15(a) and all references to Riviera in (i) the definition of “Common Stock,” (ii) Section 9.15(a) and (iii) the Conversion Procedures shall be deemed to be references to the BMM Spinoff Parent.

(d)If, after the execution of this Agreement, a Qualified Public Offering occurs, then any holder of Class B Units shall be entitled to convert the Class B Units held by such electing holder into IPO Securities on the terms and conditions set forth in Section 9.9(b), without regard to the words: “if required by the IPO Initiating Members.”

Section 9.16Appraisal Rights

.  Solely for purposes of Section 9.14 and Section 9.15, if a Participant, in good faith, disagrees with the Board’s determination of the Fair Market Value of the Purchasable Units (in the case of Section 9.14), the Common Stock (in the case of Section 9.15(a)), the common stock of the BMM Spinoff Parent (in the case of Section 9.15(c)) or the applicable equity securities in the case of Section 9.15(b) (exclusively limited to the Board’s determination pursuant to clauses (a) or (c) of the definition of Fair Market Value in this Agreement) (the “Equity FMV”) (as applicable, the “Disputed Value”), the Participant may request that the Board’s determination be reviewed by a mutually acceptable nationally recognized valuation firm (the “Appraiser”), taking into account relevant factors in accordance with applicable law (including applicable tax rules) (the “Appraisal”).  The Participant shall have 60 calendar days from the date on which the Company provides the Participant with the Board’s determination to provide the Company with written notice of such dispute (the “Dispute Notice”), which Dispute Notice shall include an acknowledgement of the potential responsibility of the Participant for fees and expenses payable pursuant to this dispute provision.  If the Participant provides the Company with a Dispute Notice, the Company and the Participant shall work together in good faith to resolve the issues in dispute.  If the Company and the Participant are unable to resolve all such disputed issues within ten business days following the Company’s receipt of the Dispute Notice, the Participant may request the Appraisal.  Any determination of the Appraiser pursuant to the foregoing provisions shall be a final and binding determination of the Disputed Value on the Participant and the Company.  If such Appraiser’s determination of the Disputed Value is less than or equal to 110% of the Equity FMV determined by the Board, all costs and expenses associated with the Appraisal shall be borne by the Participant up to a maximum of $250,000 in the aggregate, with the remaining costs and expenses borne by the Company.  If the Appraiser’s determination of the Disputed Value is more than 110% of the Equity FMV determined by the Board, all costs and expenses associated with the Appraisal shall be borne by the Company. If the Appraisal with respect to the Equity FMV results in a greater Repurchase Price payable in respect of the Purchasable Units pursuant to Section 9.14(a), the Common Stock pursuant to Section 9.15(a) or the common stock of the BMM Spinoff Parent pursuant to Section 9.15(c) above, the additional amount, in the same form of consideration as the initial Repurchase Price, shall be paid to the Participant within 45 days of the Appraisal completion date.  Notwithstanding anything to the contrary herein, the appraisal rights provided for in this Section 9.16 with respect to conversions pursuant to Section 9.15(a) or Section 9.15(c) shall be exercisable (a) only if, at the time of such exercise, Riviera (in the case of Section 9.15(a)) or the BMM Spinoff Parent (in the case of Section 9.15(c)) holds material assets other than direct or indirect equity interests in the Company and (b) no more than two times by each Participant and its Permitted Transferees.

ARTICLE 10. RESIGNATION OF MEMBERS;
TERMINATION OF COMPANY; LIQUIDATION AND DISTRIBUTION OF ASSETS

Section 10.1Resignation of Members

.  Except as otherwise specifically permitted in this Agreement, a Member may not resign or withdraw from the Company unless unanimously agreed to in writing by all other Members.  The Board shall reflect any such resignation or withdrawal by amending the Schedule of Members maintained pursuant to Section 3.1(b), dated as of the date of such resignation or withdrawal, and the resigning or withdrawing Member (or such Member’s successors-in-interest) shall have none of the powers of a Member hereunder and shall only have such rights of an assignee of a limited liability company interest under the Act as are consistent with the other terms and provisions of this Agreement and with no other rights under this Agreement.  The remaining Members may, in their sole discretion, cause the Company to distribute to the resigning or withdrawing Member the balance in its Capital Account on the date of such resignation or withdrawal.  Upon the distribution to the resigning or withdrawing Member of the balance in its Capital Account, the resigning or withdrawing Member shall have no further rights with respect to the Company.  Any Member resigning or withdrawing in contravention of this Section 10.1 shall indemnify, defend and hold harmless the Company and all other Members from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Company or any such other Member arising out of or resulting from such resignation or withdrawal.

Section 10.2Dissolution of Company

.

(a)Except as expressly provided herein or as otherwise required by the Act, the Members shall have no power to dissolve the Company.  The Company shall be dissolved, wound up and terminated as provided herein upon the occurrence of any event that would make it unlawful for the business of the Company to be continued to the extent that such event cannot be remedied or cured.

(b)In the event of the dissolution of the Company for any reason, Linn Holdco II or a liquidating agent or committee appointed by the Board shall act as a liquidating agent (Linn Holdco II or such liquidating agent or committee, in such capacity, is hereinafter referred to as the “Liquidator”) and shall commence to wind up the affairs of the Company and to liquidate the Company assets.  The Members shall continue to share all income, losses and distributions during the period of liquidation in accordance with Article 4 and Article 5.  The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Company assets pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

(c)The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the liquidation and termination of the Company that the Board would have with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Company and the transfer of any Company assets.

(d)Notwithstanding the foregoing, a Liquidator which is not a Member shall not be deemed a Member and shall not have any of the economic interests in the Company of a Member; and such Liquidator shall be compensated for its services to the Company at normal, customary and competitive rates for its services to the Company, as reasonably determined by the Board.

Section 10.3Distribution in Liquidation

.  The Company’s assets shall be applied in the following order of priority:

(a)first, to pay the costs and expenses of the winding-up, liquidation and termination of the Company;

(b)second, to creditors of the Company, in the order of priority provided by law, including fees, indemnification payments and reimbursements payable to the Members or their Affiliates, but not including those liabilities (other than liabilities to the Members for any expenses of the Company paid by the Members or their Affiliates, to the extent the Members are entitled to reimbursement hereunder) to the Members in their capacity as Members;

(c)third, to establish reserves reasonably adequate to meet any and all contingent or unforeseen liabilities or obligations of the Company; provided, however, that at the expiration of such period of time as the Liquidator may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided; and

(d)fourth, the remainder to the Members in accordance with Section 5.1.

If the Liquidator, in its sole discretion, determines that Company assets other than cash are to be distributed, then the Liquidator shall cause the Fair Market Value of such non-cash assets to be determined (with any such determination normally made by the Board in accordance with the definition of “Fair Market Value” being made instead by the Liquidator).  Such assets shall be retained or distributed by the Liquidator as follows:

(i)the Liquidator shall retain assets having a value, net of any liability related thereto, equal to the amount by which the cash net proceeds of liquidated assets are insufficient to satisfy the requirements of clauses (a), (b), and (c) of this Section 10.3; and

(ii)the remaining assets shall be distributed to the Members in the manner specified in clause (d) of this Section 10.3.

(e)If the Liquidator, in its sole discretion, deems it not feasible or desirable to distribute to each Member its allocable share of each asset, the Liquidator may allocate and distribute specific assets to one or more Members as the Liquidator shall reasonably determine to be fair and equitable, taking into consideration, inter alia, the Fair Market Value of such assets and the tax consequences of the proposed distribution upon each of the Members (including both distributees and others, if any).  Any distributions in-kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable.

Section 10.4Final Reports

.  Within a reasonable time following the completion of the liquidation of the Company’s assets, the Liquidator shall deliver to each of the Members a statement which shall set forth the assets and liabilities of the Company as of the date of complete liquidation and each Member’s portion of distributions pursuant to Section 10.3.

Section 10.5Rights of Members

.  Each Member shall look solely to the Company’s assets for all distributions with respect to the Company and such Member’s Capital Contribution (including return thereof), and such Member’s share of profits or losses thereon, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member or the Managers.

Section 10.6Deficit Restoration

.  Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Member’s Interest in the Company (whether or not in connection with a liquidation of the Company), no Member shall have any liability to restore any deficit in its Capital Account.  In addition, no allocation to any Member of any loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Company, even if such allocation reduces the Capital Account of any Member or creates or increases a deficit in such Capital Account; it is also the intent of the Members that no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company.  No creditor of the Company is intended as a third-party beneficiary of this Agreement nor shall any such creditor have any rights hereunder.

Section 10.7Termination

.  The Company shall terminate when all property owned by the Company shall have been disposed of and the assets shall have been distributed as provided in Section 10.3.  The Liquidator shall then execute and cause to be filed a Certificate of Cancellation of the Company.

ARTICLE 11. NOTICES AND CONSENT OF MEMBERS

Section 11.1Notices

.  All notices, demands or requests required or permitted under this Agreement must be in writing, and shall be made by hand delivery, certified mail, overnight courier service, electronic mail or facsimile to the address, electronic mail address or facsimile number set forth in the Schedule of Members, but any party hereto may designate a different address, electronic mail address or facsimile number by a notice similarly given to the Company.  Any such notice or communication shall be deemed given when delivered by hand, if delivered on a Business Day, the next Business Day after delivery by hand if delivered by hand on a day that is not a Business Day; four Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; when receipt is acknowledged, whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a Business Day; and the next Business Day following the day on which receipt is acknowledged whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a day that is not a Business Day.

Section 11.2Member Consents and Approvals

.  Any action requiring the consent or approval of Members under this Agreement, unless otherwise specified herein, may be taken at a meeting of Members or, in lieu thereof, by written consent of Members holding the requisite Interests or, where expressly required by this Agreement or by applicable law, by all of the Members.

ARTICLE 12. AMENDMENT OF AGREEMENT

Section 12.1Amendments

.  This Agreement may be amended, supplemented, waived or modified only with the written consent of the Board without the approval of any other Member or other Person; provided, that to the extent that any such amendment, supplement, waiver or modification would adversely and disproportionately affect the rights of the holders of any given class of Units relative to any other class of Units, including by the addition of any additional class of Units, other than any such additional class of Units issued in an arms’-length transaction and which does not disproportionately adversely affect the economic rights (including the distributions contemplated by Section 5.1) of the holders of Class B Units relative to the holders of Class A Units as of the Effective Date, such amendment, supplement, waiver or modification shall require the consent of the holders of 75% of the then outstanding Units held by any such affected Members voting together as a single class; provided that no amendment, supplement, waiver or modification of any provisions of Articles 3, 5, 6, 9, 10, 12 or 13 may be made without such consent.

Section 12.2Amendment of Certificate

.  In the event that this Agreement shall be amended, supplemented or modified pursuant to this Article 12, the Board shall amend, supplement or modify the Certificate to reflect such change if the Board deems such amendment, supplement or modification of the Certificate to be necessary or appropriate.

ARTICLE 13. MISCELLANEOUS

Section 13.1Entire Agreement

.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understandings among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

Section 13.2Governing Law

.  This Agreement and the rights of the parties hereunder shall be governed by, and interpreted in accordance with, the law of the State of Delaware.

Section 13.3Severability

.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

Section 13.4Effect

.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and permitted assigns.

Section 13.5Captions

.  Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 13.6Counterparts

.  This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Members, which may be delivered via facsimile or .pdf, to one of such counterpart signature pages.  All of such counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Section 13.7Waiver of Partition

.  The Members hereby agree that the Company assets are not and will not be suitable for partition.  Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that such Member may have to maintain any action for partition of any of such assets.

Section 13.8Waiver of Judicial Dissolution

.  Each Member agrees that irreparable damage would occur if any Member should bring or have brought on its behalf an action for judicial dissolution of the Company.  Accordingly, each Member accepts the provisions under this Agreement as such Member’s sole entitlement on dissolution of the Company and waives and renounces all rights to seek or have sought for such Member a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.

Section 13.9Waiver of Trial by Jury

.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 13.10Consent to Jurisdiction

.  Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, if such court does not have jurisdiction, to the Superior Court of New Castle County Delaware) and any appellate court from any thereof, with respect to any action or proceeding with respect to any dispute, claim or controversy arising out of or relating to this Agreement that cannot be resolved amicably by the parties, including the scope or applicability of this Section 13.10, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party hereto hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section, and stipulates that the Delaware Court of Chancery (or, if that court does not have jurisdiction, the Superior Court of New Castle County Delaware) shall have in personam jurisdiction and venue over each of the parties for the purpose of litigating any dispute, controversy, or proceeding arising out of or relating in any way whatsoever to this Agreement.

Section 13.11Tax Status of Company

.  As of the date of this Agreement, (a) the Company is a disregarded entity for U.S. federal income tax purposes; (b) no Class B Units are outstanding as of the date of this Agreement; and (c) no potential recipient of Class B Units shall be treated as a partner of the Company for applicable Tax purposes until Class B Units are actually issued to such recipient.  Notwithstanding anything in this Agreement to the contrary, any initial determinations with respect to Capital Accounts, Gross Asset Value, and any other determinations necessary to comply with the Code or Regulations as they relate to the taxation of partnerships shall be made only after the Company is taxed as a partnership for U.S. federal income tax purposes.

[Signature Page Follows]

[FORM OF SIGNATURE PAGE]

DATED AS OF:  JULY 1, 2018

SECOND AMENDED AND RESTATED LIMITED LIABILITY

COMPANY OPERATING AGREEMENT OF
BLUE MOUNTAIN MIDSTREAM LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Operating Agreement of BLUE MOUNTAIN MIDSTREAM LLC, dated as of July 1, 2018, to be duly executed as of the date first above written.

[NAME OF MEMBER]

By:  /s/ Candice J. Wells

Name:  Candice J. Wells

Title:	Senior Vice President, General Counsel and Corporate Secretary

Address for Notices:

600 Travis, Suite 1400

Houston, TX  77002

Attention: Candice J. Wells

Phone:  281-840-4156

Fax:  832-426-5956

E-mail:  cwells@linnenergy.com

[Signature Page - A&R LLC Agreement of Blue Mountain Midstream LLC]

DATED AS OF:  JULY 1, 2018

SECOND AMENDED AND RESTATED LIMITED LIABILITY

COMPANY OPERATING AGREEMENT OF
BLUE MOUNTAIN MIDSTREAM LLC

IN WITNESS WHEREOF, the undersigned has caused this counter-part signature page to the Second Amended and Restated Limited Liability Company Operating Agreement of BLUE MOUNTAIN MIDSTREAM LLC, dated as of July 1, 2018, to be duly executed as of the date first above written.

LINN ENERGY HOLDCO II LLC

By: Holly Anderson

Name: Holly Anderson

Title:	Executive Vice President and General Counsel

Address for Notices:

600 Travis, Suite 1400

Houston, TX  77002

Attention: Holly Anderson

Phone: 281-840-4155

Fax:    832-726-5955

E-mail: handerson@linnenergy.com

[Signature Page - A&R LLC Agreement of Blue Mountain Midstream LLC]

DATED AS OF:  JULY 1, 2018

SECOND AMENDED AND RESTATED LIMITED LIABILITY

COMPANY OPERATING AGREEMENT OF
BLUE MOUNTAIN MIDSTREAM LLC

IN WITNESS WHEREOF, the undersigned has caused this counter-part signature page to the Second Amended and Restated Limited Liability Company Operating Agreement of BLUE MOUNTAIN MIDSTREAM LLC, dated as of July 1, 2018, to be duly executed as of the date first above written, solely for purposes of Section 9.15.

RIVIERA RESOURCES, LLC

By: Holly Anderson

Name: Holly Anderson

Title: Executive Vice President and General Counsel

Address for Notices:

600 Travis, Suite 1400

Houston, TX  77002

Attention: Holly Anderson

Phone: 281-840-4155

Fax:    832-726-5955

E-mail: handerson@linnenergy.com

[Signature Page - A&R LLC Agreement of Blue Mountain Midstream LLC]